Exhibit 10.2

AMENDED AND RESTATED PLEDGE, ASSIGNMENT, AND SECURITY AGREEMENT
Dated as of January 29, 2010
among
ALLIED CAPITAL CORPORATION,
as a Grantor,
THE OTHER GRANTORS PARTY HERETO FROM TIME TO TIME,
and
U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent for the Secured Parties

ARTICLE I DEFINIT	IONS 1	1.1.	Certain Definitions	1
1.2.	Principals of Construction	11
ARTICLE II	GRANT OF SECURITY INTEREST	12
2.1.	Security Interest	12
2.2.	Authorization to File Financing Statements	13
2.3.	Release of Collateral	14
ARTICLE III	REPRESENTATIONS AND WARRANTIES	14
3.1.	Financing Documents	14
3.2.	Title; Authorization; Enforceability; Perfection	14
3.3.	Conflicting Legal Requirements and Contracts	15
3.4.	Governmental Authority	15
3.5.	Grantor Information	15
3.6.	Property Locations	15
3.7.	No Financing Statements or Control Agreements	15
3.8.	Collateral	16
3.9.	Deposit, Commodity, and Securities Accounts	16
3.10.	Custodial Accounts	16
3.11.	Accounts; General Intangibles	16
3.12.	Letter of Credit Rights	16
3.13.	Instruments; Chattel Paper; Collateral Notes; and Collateral Note Security	17
3.14.	Material Agreements	17
3.15.	Investment Related Property	17
3.16.	Intellectual Property	18
3.17.	Consents; Pledge LLC	18
3.18.	Real Property	19
ARTICLE IV	COVENANTS	19
4.1.	Financing Documents	19
4.2.	General	19
4.3.	Perform Obligations	21
4.4.	Investment Related Property	21
4.5.	Collateral in Trust	22
4.6.	Intellectual Property	23
4.7.	Collateral Notes and Collateral Note Security	24
4.8.	Deposit, Commodity, Securities and Custodial Accounts	24
4.9.	Commercial Tort Claims	24
4.10.	Letters-of-Credit Rights	24
4.11.	Material Agreements	25
4.12.	Modification of Accounts	25
4.13.	Estoppel and Other Agreements and Matters	25
4.14.	Use of Collateral	25
4.15.	Insurance	25
4.16.	Further Assurances	26
4.17.	Additional Grantors	26
4.18.	Future Assets of Grantors	27
4.19.	Consents; Pledge LLC; Second Tier Collateral; Etc	27
4.20.	Real Property; Fixtures	28
ARTICLE V	RIGHTS AND REMEDIES	28
5.1.	Remedies	28
5.2.	Grantors’ Obligations Upon a Triggering Event	30
5.3.	Condition of Collateral; Warranties	30
5.4.	Collection of Receivables	30
5.5.	[Reserved]	30
5.6.	Intellectual Property	31
5.7.	Record Ownership of Securities	31
5.8.	Investment Related Property	31
5.9.	Sales on Credit	32
5.10.	Application of Proceeds	32
5.11.	Performance	32
5.12.	Use and Operation of Collateral	32
5.13.	Power of Attorney	33
5.14.	Subrogation	34
5.15.	Indemnification	35
ARTICLE VI	GENERAL PROVISIONS	35
6.1.	Termination	35
6.2.	Joint and Several Obligations of Grantors	35
6.3.	NO RELEASE OF GRANTORS	35
6.4.	Subordination of Certain Claims	36
6.5.	Recovered Payments	37
6.6.	No Waiver. Amendments	37
6.7.	Specific Performance of Certain Covenants	37
6.8.	Survival	37
6.9.	Taxes and Expenses	37
6.10.	Multiple Counterparts	38
6.11.	Parties Bound; Assignment	38
6.12.	Governing Law	38

6.13.	JURISDICTION; CONSENT TO SERVICE OF PROCESS; WAIVER OF JURY TRIAL 39

6.14.	Notices	40
6.15.	Non-Liability of Collateral Agent and Secured Parties	41
6.16.	Severability of Provisions	42
6.17.	Entirety	42
6.18.	Construction	42
6.19.	USA Patriot Act	42
6.20.	Amendment and Restatement	42
6.21.	Confidentiality	43
6.22.	No Application	44

Schedules: 1.1	Senior 3.3 3.5 3.6 3.7 3.8 3.9 3.10 3.11 3.15.1 3.16 3.18
Officers
Conflicting Legal Requirements
Grantor Information
Property Locations
Other Financing Statements
Collateral Descriptions
Securities Accounts, Commodity Accounts and Deposit Accounts
Custodial Account Information
Exceptions
Percentage of Pledged Equity Interests Owned
Intellectual Property
Real Property

Exhibits: 4.6.3(i) Form of Notice of Grant of Security Interest in Copyrights

4.6.3(ii) Form of Notice of Grant of Security Interest in Trademarks

4.6.3(iii) Form of Notice of Grant of Security Interest in Patents

4.17	Form of Joinder

AMENDED AND RESTATED PLEDGE, ASSIGNMENT, AND SECURITY AGREEMENT

THIS AMENDED AND RESTATED PLEDGE, ASSIGNMENT, AND SECURITY AGREEMENT (this “Agreement” or, this “Security Agreement”) is executed as of January 29, 2010, by ALLIED CAPITAL CORPORATION, a Maryland corporation (“Borrower”), each of the Subsidiaries of Borrower set forth on the signature pages hereof (collectively with Borrower and any Additional Grantor (as hereafter defined), “Grantors”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, solely in its capacity as collateral agent for the Secured Parties (as hereafter defined) pursuant to the Intercreditor Agreement (in such capacity as collateral agent, together with its permitted successors and/or assigns from time to time, “Collateral Agent”).

RECITALS

WHEREAS, Borrower desires to refinance and amend and restate in its entirety that certain Amended and Restated Credit Agreement dated as of August 28, 2009 the (“Existing Credit Agreement”) among Borrower, Bank of America, N.A., as a lender and as Administrative Agent (together with its permitted successors (the “Existing Administrative Agent”) and the lenders party thereto (the “Existing Lenders”).

WHEREAS, in connection with the refinancing and amendment and restatement of the Existing Credit Agreement, Bank of America, N.A., as an Existing Lender (“BAC”), has agreed to assign to JPMorgan Chase Bank, N.A. (“JPMCB”), and JPMCB has agreed to assume and increase, BAC’s outstanding Loans under the Existing Credit Agreement, and the Existing Administrative Agent has agreed to resign, and JPMCB shall be appointed as replacement administrative agent (in such capacity, the “Administrative Agent”), pursuant to the terms of that certain Resignation of Administrative Agent and Appointment of Successor Administrative Agent Agreement dated as of the date hereof.

WHEREAS, in connection with the refinancing and amendment and restatement of the Existing Credit Agreement and substantially simultaneously with the transactions described in the preceding WHEREAS clause, the Borrower, JPMCB, as initial lender, and the Administrative Agent, have agreed to amend and restate the Existing Credit Agreement in its entirety pursuant to that certain Second Amended and Restated Credit Agreement dated as of January 29, 2010 (as the same may be amended, modified, supplemented or restated from time to time, the “Credit Agreement”) between the Borrower, the Administrative Agent and JPMC, as initial lender (together with its successors and assigns thereunder, the “Lenders”).

WHEREAS, the Borrower has entered into that certain Amended, Restated and Consolidated Note Agreement dated as of August 28, 2009 (as the same may be amended, modified, supplemented or restated from time to time the “Note Agreement”) with the Noteholders (as defined in the Existing Intercreditor Agreement) party to such Note Agreement.

WHEREAS, Collateral Agent, Existing Administrative Agent, the Lenders, and the Noteholders have executed that certain Intercreditor and Collateral Agency Agreement dated as of August 28, 2009 (the “Existing Intercreditor Agreement”).

WHEREAS, prior to or concurrent herewith, (i) the Borrower will repay all of the Senior Notes (as defined in the Credit Agreement) and (ii) the Collateral Agent, Administrative Agent and the Lenders will amend and restate the Existing Intercreditor Agreement pursuant to that certain Amended and Restated Intercreditor and Collateral Agency Agreement dated as of January 29, 2010 (as the same may be amended, modified, supplemented or restated from time to time, the “Intercreditor Agreement”), which Intercreditor Agreement has been acknowledged and agreed to by Grantors and Pledge LLC.

WHEREAS, pursuant to and subject to the terms and conditions of the Intercreditor Agreement, the Secured Parties (i) confirmed the appointment of the Collateral Agent to act as agent for the benefit of the Secured Parties with respect to the Collateral (as hereinafter defined) and (ii) authorized and directed Collateral Agent to execute the amended and restated Collateral Documents and perform the duties and obligations delegated to it pursuant to the terms of the Intercreditor Agreement.

WHEREAS, pursuant to the requirements of the Credit Agreement, Grantors are required to enter into this Security Agreement.

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, and in consideration of the mutual covenants and undertakings and the terms and conditions contained herein, each Grantor and Collateral Agent (for the benefit of the Secured Parties) hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1. Certain Definitions. Unless otherwise defined herein, or the context hereof otherwise requires, each term defined in the UCC is used in this Security Agreement with the same meaning; provided that, if any definition given to such term in Article 9 of the UCC conflicts with the definition given to such term in any other chapter of the UCC, the Article 9 definition shall prevail. As used herein, the following terms have the meanings indicated:

Additional Grantor means each additional Person who grants a Lien on any Collateral after the date hereof in accordance with Section 4.17 hereof.

Administrative Agent has the meaning set forth in the Recitals, together with any other Person serving in the capacity of administrative agent or similar capacity under the Credit Agreement.

Ares Merger Agreement means that certain Agreement and Plan of Merger dated as of October 26, 2009, among Ares Capital Corporation, ARCC Odyssey Corp. and Borrower.

Affiliate means, (a) as to Borrower and its Consolidated Subsidiaries, any Person (other than a Consolidated Subsidiary or Portfolio Company) which directly or indirectly, or through one or more intermediaries controls, is controlled by, or is under common control with, Borrower and (b) as to any other Person, any other Person which (i) directly or indirectly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, (ii) beneficially owns or holds 5% or more of any class of the equity interests of such Person entitled to vote or (iii) 5% or more of whose voting equity interests are beneficially owned or held by such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of equity interests, by contract or otherwise, other than, with respect to Borrower and its Consolidated Subsidiaries, by investment advisory contracts entered into in the ordinary course of business of Borrower or a Consolidated Subsidiary of Borrower.

Applicable Law means all applicable provisions of constitutions, statutes, rules, regulations, and orders of all Governmental Authorities and all applicable orders and decrees of all courts, tribunals, and arbitrators.

Applicable Triggering Event means with respect to the exercise of any specific right, remedy, or action relating to the Collateral or arising under the Collateral Documents, the occurrence of a Triggering Event with respect to which Collateral Agent is directed to take (or forbear from taking) such action or to exercise (or forbear from exercising) such right or remedy under the Intercreditor Agreement. The words “continuing” or “continuation” or any derivation thereof, when used with reference to an Applicable Triggering Event, shall mean that the Triggering Event giving rise to such Applicable Triggering Event is continuing.

Bankruptcy Proceeding has the meaning set forth in the Intercreditor Agreement.

Borrower has the meaning set forth in the Preamble.

Business Day means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

Capitalized Lease Obligation means indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

Cash Management Bank means JPMorgan Chase Bank, N.A., and any other Person that, at the time it enters into a Cash Management Services Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Services Agreement.

Cash Management Services Agreement means any agreement to provide cash management services, including treasury, depository, overdraft, controlled disbursement, automated clearinghouse transactions, return items, electronic funds transfer and other cash management arrangements, that is entered into by and between the Borrower, or any other Obligor and a Cash Management Bank pursuant to the Financing Documents.

Collateral has the meaning set forth in Section 2.1.

Collateral Agent has the meaning set forth in the Preamble.

Collateral Documents means each security agreement, pledge agreement (including, without limitation, this Security Agreement), mortgage, deed of trust, control agreement, assignment and endorsement of insurance, or any other agreement, joinder, ratification, or document, together with all related Control Agreements, financing statements, and stock and transfer powers, now or hereafter executed and delivered by a Grantor in connection with the Financing Documents and intended to create a Lien on any real or personal property in favor of Collateral Agent (for the benefit of the Secured Parties), as the same may be amended, supplemented, replaced, modified and restated from time to time in accordance with the terms of the Financing Documents.

Collateral Notes has the meaning set forth in Section 2.1.2 hereof.

Collateral Note Security has the meaning set forth in Section 2.1.2 hereof.

Collateral Records means books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and related data processing software and similar items that at any time evidence or contain any material information relating to any of the Collateral or are otherwise reasonably necessary in the collection thereof or realization thereupon.

Collateral Support means all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a Lien or security interest in such real or personal property.

Commodity Account means any “commodity account,” as such term is defined in Section 9.102(a)(14) of the UCC, and all sub-accounts thereof.

Confidential Information has the meaning set forth in Section 6.21.2 hereof.

Consolidated Subsidiaries means any Subsidiary which is required to be consolidated on financial statements of Borrower prepared in accordance with GAAP, other than Allied Capital Beteiligungsberatung GmbH.

Control has the meaning set forth in Sections 7-106, 8-106, 9-104, 9-105, 9-106, or 9-107 of the UCC, as applicable.

Control Agreement means, with respect to any Collateral consisting of Pledged Equity Interests, Deposit Accounts, Securities Accounts, Commodities Accounts, Custodial Accounts, electronic chattel paper, and letter-of-credit rights, an agreement evidencing that Collateral Agent has Control of such Collateral, so long as Collateral Agent is directed to enter into such Control Agreement pursuant to the Intercreditor Agreement.

Controlled Foreign Corporation means a “controlled foreign corporation” as defined in the Internal Revenue Code of 1986.

Copyrights means all United States and foreign copyrights (including community designs), including copyrights in software and databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, and, with respect to any and all of the foregoing: (a) all registrations and applications therefor, including the registrations and applications referred to on Schedule 3.16, (b) all extensions and renewals thereof, (c) all rights corresponding thereto throughout the world, (d) all rights to sue for past, present, and future infringements thereof, and (e) all products and proceeds of the foregoing, including any income, royalties, and awards and any claim by any Grantor against third parties for past, present, or future infringement of any Copyright or any Copyright licensed under any Copyright License.

Copyright Licenses means any and all agreements providing for the granting of any right in or to Copyrights (whether a Grantor is licensee or licensor thereunder), including each agreement referred to on Schedule 3.16.

Credit Agreement has the meaning set forth in the Recitals.

Custodial Account means any account maintained by any Grantor with any Custodian, including those custodial accounts identified on Schedule 3.10, together with all Instruments, certificates, Pledged Equity Interests, Collateral Notes, Collateral Note Security, monies, checks, drafts, wire transfer receipts, trust receipts, and other property deposited therein and all balances therein, and any account which is a replacement or substitute for any such Custodial Account.

Custodial Collateral means all Collateral (including certain Collateral Notes, Collateral Note Security, Pledged Equity Interests and Instruments) and proceeds thereof which are deposited in a Custodial Account maintained with and held by a Custodian that has entered into a Custody Control Agreement, so long as such Custodian’s books and records indicate that such Collateral is credited to or recorded in such Custodial Account.

Custodian means a custodian, and its permitted successor and assigns or permitted designee or nominee, holding any Custodial Collateral in a Custodial Account.

Custody Control Agreement means any Control Agreement entered into by a Custodian, the applicable Grantor, and Collateral Agent, so long as Collateral Agent is directed to enter into such Custody Control Agreement pursuant to the Intercreditor Agreement.

Debt has the meaning set forth in the Credit Agreement.

Default has the meaning set forth in the Intercreditor Agreement.

Deposit Accounts means any “deposit account”, as such term is defined in Section 9.102(a)(29) of the UCC, including those deposit accounts identified on Schedule 3.9, and any account which is a replacement or substitute for any of such accounts, together with all monies, instruments, certificates, checks, drafts, wire transfer receipts, and other property deposited therein and all balances therein, but excluding payroll accounts, special accounts, trust accounts, or escrow accounts maintained by any Grantor in a fiduciary capacity or as an agent for unrelated third parties or for the benefit of any Portfolio Company.

Disposition or Dispose means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith. For the avoidance of doubt, (i) the bona fide repayment or prepayment in the customary course of business of any indebtedness owing from a Portfolio Company to the Borrower or any Consolidated Subsidiary (and the transfer, assignment, sale or release of any instrument or other asset evidencing or securing such indebtedness) shall not be considered a Disposition of such asset and (ii) the sale of the Borrower’s or any Consolidated Subsidiary’s machinery, equipment, vehicles, furniture, or fixtures shall not be considered a “Disposition” of an asset.

Enforcement Direction means a written instruction by the Required Secured Creditors to the Collateral Agent directing the Collateral Agent to take action to enforce its Liens against all or any part of the Collateral, enforce its rights under the Guaranties or take any other enforcement action permitted hereunder and under the Collateral Documents, and setting forth with such specificity and detail as shall be reasonably satisfactory to the Collateral Agent, the types of enforcement action to be taken.

Equity Interests means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other membership, ownership, or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

Event of Default has the meaning set forth in the Intercreditor Agreement.

Excess Collateral has the meaning set forth in the definition of “Second Tier Collateral.”

Excluded Assets means (i) the assets of Grantors, which in accordance with the terms of the documents (or Applicable Law) which govern such assets and after taking into account the obligations of Grantors under the Financing Documents, the Collateral Documents and Sections 3.17 and 4.19 hereof are not permitted to be pledged, or otherwise used to secure the indebtedness of Grantors without having obtained the consent of any third Person, (ii) assets of a Pledge LLC to the extent permitted by the Financing Documents, (iii) equipment covered by Capitalized Lease Obligations and assets securing Interest Rate Agreements, to the extent such Capitalized Lease Obligations or Interest Rate Agreements are permitted under the Financing Documents, (iv) for the avoidance of doubt, assets of any Portfolio Company, (v) the assets of Allied Capital Beteiligungsberatung GmbH, (vi) the capital stock of Allied Capital REIT, Inc., and (vii) such other assets of the Grantors as the Collateral Agent (as directed in accordance with the Intercreditor Agreement) may agree in writing shall not constitute Collateral.

Existing Security Agreement has the meaning set forth in Section 6.20 of this Agreement.

Financing Documents means all “Loan Documents” as such term is defined in the Credit Agreement, all Cash Management Services Agreements and any and all other documents, instruments or agreements in favor of the Administrative Agent, the Lenders or any other Lender-Related Party (as defined in the Intercreditor Agreement) delivered by the Borrower and/or its Consolidated Subsidiaries pursuant to the Credit Agreement or otherwise delivered in connection with all or any part of the Obligations, and any and all future renewals, extensions, restatements, reaffirmations, replacements, amendments of, or supplements to, all or any part of the foregoing.

GAAP means generally accepted accounting principles at the time in the United States.

General Intangibles means: (a) any “general intangibles”, as such term is defined in Section 9.102(a)(42) of the UCC; and (b) all interest rate or currency protection or hedging arrangements, computer software, computer programs, all Tax refunds and Tax refund claims, all licenses, permits, concessions, and authorizations, all contract rights, all joint venture interests, partnership interests, or membership interests that do not constitute a security, all Material Agreements, and all Intellectual Property (in each case, regardless of whether characterized as general intangibles under the UCC).

Governmental Approvals means all authorizations, consents, approvals, licenses, and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

Governmental Authority means any national, state, or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public, or statutory instrumentality, authority, body, agency, bureau, or entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency, or the Federal Reserve Board, any central bank, or any comparable authority) or any arbitrator with authority to bind a party at law.

Grantor’s Knowledge means the actual knowledge of the senior officers set forth on Schedule 1.1 hereto.

Grantors has the meaning set forth in the Preamble.

Guaranty and Guaranties means each present or future guaranty or other agreement under which any Consolidated Subsidiary or other Person guarantees or otherwise becomes or is contingently liable for (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to assure a creditor against loss) any of the Secured Obligations.

Guarantor means each present and future Consolidated Subsidiary and any other Person, in each case which undertakes to be liable for any Secured Obligation by execution of a Guaranty.

Instrument means any “instrument”, as such term is defined in Section 9.102(a)(47) of the UCC, including the Collateral Notes.

Intellectual Property means, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, and the Trade Secret Licenses.

Intercreditor Agreement has the meaning set forth in the Recitals.

Interest Rate Agreement means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, foreign exchange contract, currency swap agreement, repurchase agreement, or other similar contractual agreement or arrangement entered into for the purpose of protecting against fluctuations in interest rates or in currency values.

Investment means, with respect to any Person, and whether or not such investment constitutes a controlling interest in such Person, (a) the purchase or other acquisition of any share of capital stock, evidence of indebtedness, or other security issued by any other Person; (b) any loan, advance, or extension of credit to, or contribution (in the form of money or goods) to the capital of, or the acquisition of a sale leaseback asset from and the lease thereof to, any other Person; (c) any guaranty of the indebtedness of any other Person; (d) any other investment in any other Person; and (e) any commitment or option to make an Investment in any other Person.

Investment Related Property means: (a) any “investment property”, as such term is defined in Section 9.102(a)(49) of the UCC; and (b) all Pledged Equity Interests (regardless of whether such interest is classified as investment property under the UCC).

Lenders has the meaning set forth in the Recitals.

Lien means, as applied to the property of any Person, (a) any security interest, encumbrance, mortgage, deed to secure indebtedness, deed of trust, pledge, lien, charge, ground lease, or lease constituting a Capitalized Lease Obligation, conditional sale, or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income or profits therefrom and (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered, or otherwise identified for the purpose of subjecting the same to the repayment of indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person.

Loan Parties means, collectively, Borrower, each Subsidiary Guarantor and each Grantor.

Material Adverse Effect means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of Borrower and its Consolidated Subsidiaries taken as a whole, or (b) the ability of Borrower to perform its material obligations under (i) this Security Agreement, (ii) the Intercreditor Agreement, (iii) the Credit Agreement or (iv) the remaining Financing Documents (taken as a whole for all such remaining Financing Documents), or (c) the validity or enforceability of (i) this Security Agreement, (ii) the Intercreditor Agreement, (iii) the Credit Agreement or (iv) the remaining Financing Documents (taken as a whole for all such remaining Financing Documents), or (d) the value of the Collateral, taken as a whole, or the validity or the perfection of the Security Interest.

Material Agreements means (a) all of Grantors’ rights, titles, and interests in, to, and under any managing, consulting or servicing contracts or other similar agreements pursuant to which any Grantor is entitled to be compensated for managing, consulting or servicing services, in an annual amount in excess of $750,000; (b) any other agreement or contract that is material to the business operations of Borrower and its Consolidated Subsidiaries, taken as a whole; (c) all rights of any Grantor to receive moneys due and to become due under or pursuant to any agreements described in (a) or (b) above; (d) all rights of Grantors to receive proceeds of any insurance, indemnity, warranty, or guaranty with respect to any agreements described in (a) or (b) above; (e) all claims of Grantors for damages arising out of or for breach of or default under any agreements described in (a) or (b) above; and (f) all rights of Grantors to compel performance and otherwise exercise all rights and remedies under any agreements described in (a) or (b) above.

Net Proceeds means, with respect to any Disposition by the Borrower or any Consolidated Subsidiary, the excess, if any, of (a) the sum of cash and cash equivalents received in connection with, and which relate to, such transaction (including any cash or cash equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (b) the sum of (i) the principal amount of any Debt that is secured by the applicable asset and that is required to be repaid in connection with such transaction (other than Debt under the Financing Documents), (ii) the reasonable and customary out-of-pocket expenses incurred by the Borrower or such Consolidated Subsidiary in connection with such transaction, including selling expenses such as reasonable brokers’ or finders’ fees or commissions, incentive bonuses or compensation paid to third parties, legal, accounting and other professional and transactional fees and transfer and similar taxes reasonably estimated to be paid within three months after the date of the relevant transaction, (iii) income taxes reasonably estimated to be actually payable within two years after the date of the relevant transaction as a result of any gain recognized in connection therewith; provided that, if the amount of any estimated taxes pursuant to subclause (iii) exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall constitute Net Proceeds, (iv) amounts provided as a reserve, in accordance with GAAP, against (A) any liabilities under any indemnification obligations associated with such Disposition or (B) any other liabilities retained by the Borrower or any of its Consolidated Subsidiaries associated with the properties sold in such Disposition (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Proceeds), (v) the Borrower’s good faith estimate of payments required to be made within 180 days of such Disposition with respect to unassumed liabilities relating to the properties sold (provided that, to the extent such cash proceeds are not used to make payments in respect of such unassumed liabilities within 180 days after such Disposition, such cash proceeds shall constitute Net Proceeds), and (vi) the Borrower’s good faith estimate of all reserves necessary or prudent to be held with respect to earn-outs or similar contingent or future liabilities related to such Disposition (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Proceeds).

Note Agreement has the meaning set forth in the Recitals.

Obligations means (a) the “Obligations” (as such term is defined as of the date hereof in the Credit Agreement) and (b) all other fees, costs, charges, indemnification obligations and other expenses, indebtedness, liabilities, obligations, covenants, and duties of every kind of the Obligors owed or owing from time to time to the Administrative Agent, any Lender or any Cash Management Bank under the Credit Agreement, any Cash Management Services Agreement, any Collateral Document, or any of the other Financing Documents, including all fees, costs, charges, indemnification obligations and other expenses, in each case whether or not allowed or allowable in any Bankruptcy Proceeding, in each case whether absolute or contingent or due or not due. “Obligations” shall include (x) all principal, premium (if any), interest (including default interest) accrued or accruing (or which would, absent commencement of a Bankruptcy Proceeding, accrue) in accordance with the rate specified in the relevant Financing Document and (y) all fees, costs and charges payable by the Obligors under the Financing Documents, in the case of each of clause (x) and clause (y) whether before or after commencement of a Bankruptcy Proceeding, and irrespective of whether any claim for such interest, fees, costs or charges is allowed as a claim in such Bankruptcy Proceeding. To the extent any payment with respect to the Obligations (whether by or on behalf of the Borrower, any Grantor, any Guarantor or any other Person as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

Obligor means any Person obligated with respect to any of the Collateral, whether as an account debtor, obligor on an instrument, issuer of securities, or otherwise.

Patent Licenses means all agreements providing for the granting of any right in or to Patents (whether a Grantor is licensee or licensor thereunder), including each agreement referred to on Schedule 3.16.

Patents means all United States and foreign patents, certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including: (a) each patent and patent application referred to on Schedule 3.16; (b) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof; (c) all rights corresponding thereto throughout the world; (d) all inventions and improvements described therein; (e) all rights to sue for past, present and future infringements thereof; (f) all licenses, claims, damages, and proceeds of suit arising therefrom; and (g) all products and proceeds of the foregoing, including any income, royalties, and awards and any claim by any Grantor against third parties for past, present, or future infringement of any Patent or any Patent licensed under any Patent License.

Perfection Requirement means, (x) with respect to any Second Tier Collateral, following the occurrence and during the continuance of an Event of Default, the requirement to perfect the Liens and Security Interests granted hereunder with respect to such Second Tier Collateral pursuant to Section 4.19.3, (y) with respect to any Real Property not subject to Section 4.20, following the occurrence and during the continuance of an Event of Default, the requirement to grant a mortgage on such Real Property pursuant to Section 4.19.3, and (z) with respect to any Excess Collateral, the requirement to perfect the Liens and Security Interests granted hereunder with respect to such Excess Collateral pursuant to Section 4.19.4, in each of cases (x), (y) and (z), within the time frames set forth in Section 4.19.3 and 4.19.4 (as applicable).

Permitted Liens means any Lien that is permitted under Section 9.3 of the Credit Agreement.

Permitted Preferred Stock means preferred stock that is issued from time to time by a Subsidiary for the purpose of qualifying such Subsidiary as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code and having an aggregate stated value not exceeding $500,000 at any one time outstanding; provided that, in any event Permitted Preferred Stock shall not include any voting stock.

Person means an individual, corporation, partnership, limited liability company, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

Pledge LLC means one or more Wholly Owned Consolidated Subsidiaries of any Grantor, each of which (i) has title to personal property which would constitute Collateral but for limitations in the documents which govern such personal property, or has title to real property, (ii) has no indebtedness outstanding other than (x) indebtedness owing to Borrower, which has been reflected as intercompany indebtedness on its books and records or is evidenced by a promissory note and the holder thereof has pledged the same to the Collateral Agent pursuant to this Security Agreement and any other applicable Collateral Document, and (y) guaranties of the Secured Obligations, and (iii) has had all of its Equity Interests owned by its members pledged to the Collateral Agent as Collateral.

Pledged Equity Interests means all Pledged Stock, Pledged LLC Interests, and Pledged Partnership Interests.

Pledged LLC Interests means all interests owned by a Grantor in any limited liability company, including all limited liability company interests listed on Schedule 3.8 and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests.

Pledged Partnership Interests means all interests owned by a Grantor in any general partnership, limited partnership, limited liability partnership or other partnership, including all partnership interests listed on Schedule 3.8 and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of such partnership interests.

Pledged Stock means all shares of capital stock owned by a Grantor, including all             shares of capital stock described on Schedule 3.8, and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such             shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities, and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of such shares.

Portfolio Company means any Person that is accounted for under GAAP as a portfolio Investment of Borrower or a Consolidated Subsidiary of Borrower.

Portfolio Investment means any Investment held by the Loan Parties (and solely for purposes of determining the Borrowing Base (as defined in the Credit Agreement), Cash). Without limiting the generality of the foregoing, it is understood and agreed that any Portfolio Investments held by any Subsidiary that is not a Subsidiary Guarantor or in which the Collateral Agent does not have a first-priority perfected Lien as security for the Obligations shall not be treated as Portfolio Investments.

Real Property means any estates or interests in real property held in fee simple now owned or hereafter acquired by any Grantor or any Subsidiary of any Grantor and the improvements thereto.

Receivables means the accounts, chattel paper, documents, Investment Related Property, Instruments, or commercial tort claims, and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral, together with all of the applicable Grantor’s rights, if any, in all Collateral Support and Supporting Obligations related thereto.

Required Secured Creditor” means Administrative Agent, acting on behalf of the Lenders under the terms of the Credit Agreement, the approval of which is required to approve any contemplated amendment or modification of, termination or waiver of any provision of, or consent to any departure from, the terms of this Agreement or the Intercreditor Agreement, or any action contemplated hereby.

Second Tier Collateral means Collateral pledged hereunder to the extent such Collateral falls below the following minimum thresholds required for perfection: (a) the Deposit Accounts, Securities Accounts and Custodial Accounts identified on Schedules 3.9 and 3.10 as “Second Tier Collateral” to the extent that the balance (including any assets held therein) of such accounts is an amount less than $2,500,000 in the aggregate, (b) items of Intellectual Property that are valued on the books of Grantors in an amount less than $2,500,000 in the aggregate, (c) letters of credit with an undrawn amount of less than $1,000,000 in the aggregate, (d) commercial tort claims where the amount claimed is less than $1,000,000 in the aggregate, and (e) Vehicles owned by the Grantors with a value in an amount less than $1,000,000 in the aggregate; provided, that, (x) the Collateral listed in the foregoing clauses (a)-(e) shall constitute “Second Tier Collateral” solely to the extent that the total value of such Collateral is less than $10,000,000 in the aggregate, and (y) to the extent that the value of any such Collateral exceeds (i) $10,000,000 in the aggregate, or (ii) any of the individual sublimits set forth in the foregoing clauses (a)-(e), the Collateral with values in excess of such amounts in clauses (i) or (ii) above (such Collateral, the “Excess Collateral”) shall no longer constitute “Second Tier Collateral.”

Secured Obligations means the Obligations, whether or not (a) such Obligations arise or accrue before or after the filing by or against any Grantor of a petition under the Bankruptcy Code, or any similar filing by or against any Grantor under the laws of any jurisdiction, or any bankruptcy, insolvency, receivership or other similar proceeding, (b) such Obligations are allowable under Section 502(b)(2) of the Bankruptcy Code or under any other insolvency proceedings, (c) the right of payment in respect of such Obligations is reduced to judgment, or (d) such Obligations are liquidated, unliquidated, similar, dissimilar, related, unrelated, direct, indirect, fixed, contingent, primary, secondary, joint, several, or joint and several, matured, disputed, undisputed, legal, equitable, secured, or unsecured.

Secured Parties means the Administrative Agent, the Collateral Agent, the Lenders, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to the Credit Agreement and each co-agent or sub-agent appointed by the Collateral Agent from time to time under the Intercreditor Agreement.

Securities Account means any “securities account”, as such term is defined in Section 8.501(a) of the UCC, and all sub-accounts thereof.

Securities Act means, collectively, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder

Security Interest means the security interest granted and the pledge and assignment made under Section 2.1.

Subsidiary means, for any Person, any corporation, partnership, limited liability company, or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions of such corporation, partnership, limited liability company, or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. Notwithstanding the foregoing, for purposes hereof, no Portfolio Company shall be deemed a “Subsidiary” of Borrower or any of its Subsidiaries.

Supporting Obligations means all “supporting obligations” as defined in Section 9.102(a)(77) of the UCC.

Taxes means, for any Person, taxes, assessments, duties, imposts, or other governmental charges, deductions, withholdings, or levies imposed upon such Person, its income, or any of its properties, franchises, or assets, and all liabilities with respect thereto.

Trademark Licenses means any and all agreements providing for the granting of any right in or to Trademarks (whether a Grantor is licensee or licensor thereunder), including each agreement referred to on Schedule 3.16.

Trademarks means all United States and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing, including: (a) the registrations and applications referred to on Schedule 3.16; (b) all extensions or renewals of any of the foregoing; (c) all of the goodwill of the business connected with the use of and symbolized by the foregoing; (d) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill; and (e) all products and proceeds of the foregoing, including any income, royalties, and awards and any claim by any Grantor against third parties for past, present, or future infringement of any Trademark or any Trademark licensed under any Trademark License.

Trade Secret Licenses means any and all agreements providing for the granting of any right in or to Trade Secrets (whether a Grantor is licensee or licensor thereunder), including each agreement referred to on Schedule 3.16.

Trade Secrets means all trade secrets and all other confidential or proprietary information and know-how, whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, including: (a) the right to sue for past, present and future misappropriation or other violation of any Trade Secret; and (b) all products and proceeds of the foregoing, including any income, royalties, and awards and any claim by any Grantor against third parties for past, present, or future infringement of any Trade Secrets or any Trade Secrets licensed under any Trade Secret License.

Triggering Event means the occurrence and continuance of an Event of Default and the provision of an Enforcement Direction by the requisite Secured Parties permitted in accordance with the Intercreditor Agreement, directing Collateral Agent to take (or forbear from taking) certain actions or to exercise (or to forbear from exercising) certain rights or remedies. The words “continuing” or continuation” or any derivation thereof, when used with reference to a Triggering Event, shall mean either that the Event of Default giving rise to such Triggering Event shall be continuing, or that the applicable Enforcement Direction by the requisite Secured Parties has not been fully carried out and has not been rescinded, or both.

Vehicles means all automobiles, trucks, truck tractors, trailers, semi-trailers, or other motor vehicles or rolling stock.

Wholly Owned means, when used in connection with any Subsidiary, any corporation, partnership, limited liability company, or other entity of which all of the equity securities or other ownership interests (other than Permitted Preferred Stock and, in the case of a corporation, directors’ qualifying shares) are so owned or controlled.

UCC and Uniform Commercial Code each means the Uniform Commercial Code as adopted in the applicable jurisdiction from time to time.

1.2. Principals of Construction. References in this Security Agreement to “Sections,” “Exhibits,” and “Schedules” are to sections, exhibits, and schedules in this Security Agreement unless otherwise indicated. References in this Security Agreement to any document, instrument, or agreement (a) shall include all exhibits, schedules, and other attachments thereto, (b) shall include all documents, instruments, or agreements issued or executed in replacement thereof, to the extent permitted hereby, and (c) shall mean such document, instrument, or agreement, or replacement or predecessor thereto, as amended, supplemented, restated, or otherwise modified from time to time to the extent permitted hereby and by any applicable Financing Document and in effect at any given time. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, the feminine and the neuter. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. Furthermore, any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing, or interpreting such law, and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified, or supplemented from time to time. Titles and captions of sections, subsections, and clauses in this Security Agreement are for convenience only, and neither limit nor amplify the provisions of this Security Agreement.

ARTICLE II
GRANT OF SECURITY INTEREST

2.1. Security Interest. To secure the prompt and complete payment and performance of the Secured Obligations when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code or any similar provisions of other Applicable Law), each Grantor hereby regrants and grants (subject to the last paragraph of this Section 2.1) to Collateral Agent (for the benefit of the Secured Parties) a continuing security interest in, a Lien upon, and a right of set off against, and hereby pledges, collaterally transfers and assigns to Collateral Agent (for the benefit of the Secured Parties) as security, all personal property of such Grantor, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Secured Obligations at any time granted to or held or acquired by or under the Control of Collateral Agent, collectively, the “Collateral”), including:

2.1.1. All personal property and fixture property of every kind and nature including, without limitation, all accounts, chattel paper (whether tangible or electronic), goods (including inventory), equipment (and any accessions thereto), software (specifically including, but not limited to, all accounting software), Instruments, investment property, documents, Deposit Accounts, Securities Accounts, Commodities Accounts, Custodial Accounts, money, commercial tort claims, letter-of-credit rights, supporting obligations, Tax refunds, and General Intangibles (including payment intangibles);

2.1.2. All promissory notes and other Instruments (including, without limitation, all Bank Loans (as defined in the Credit Agreement)(whether evidenced by a note or otherwise) payable to any Grantor, including, without limitation, all inter-company notes from Subsidiaries and those set forth on Schedule 3.8 (“Collateral Notes”) and all Liens under all present and future loan agreements, security agreements, pledge agreements, deeds of trust, mortgages, guarantees, or other documents assuring or securing payment of or otherwise evidencing the Collateral Notes (“Collateral Note Security”);

2.1.3. All Material Agreements;

2.1.4. All Investment Related Property (including, without limitation, Securities (as defined in the Credit Agreement) and Portfolio Investments);

2.1.5. All Intellectual Property;

2.1.6. All Vehicles;

2.1.7. All present and future distributions, income, increases, profits, combinations, reclassifications, improvements, and products of, accessions, attachments, and other additions to, tools, parts, and equipment used in connection with, and substitutes and replacements for, all or part of the Collateral described above;

2.1.8. All present and future security for the payment to any Grantor of any of the Collateral described above and goods which gave or will give rise to any such Collateral or are evidenced, identified, or represented therein or thereby;

2.1.9. All products and proceeds of the Collateral listed above (including, but not limited to, all claims to items referred to in the Collateral listed above) and (x) all claims of any Grantor against third parties for (i) loss of, damage to, or destruction of, and (ii) payments due or to become due under leases, rentals and hires of, any or all of the Collateral listed above and (y) proceeds payable under, or unearned premiums with respect to, policies of insurance in whatever form; and

2.1.10. To the extent not otherwise included above, all Collateral Records and Supporting Obligations relating to any of the foregoing.

It is intended that the foregoing grant and conveyance of a security interest in the Collateral is in confirmation of (and not replacement of) the grant and conveyance of a security interest in the Collateral which was previously made pursuant to or in accordance with the Existing Security Agreement and the other Financing Documents; that the Liens created by such prior grant and conveyance of a security interest in the Collateral remain in full force and effect; and that the grant of and conveyance of a security interest in the Collateral pursuant hereto shall be supplemental to such prior grant and conveyance; provided, that in the event that the prior grant is deemed to be ineffective, the grant above shall be deemed a regrant by each Grantor of a continuing security interest in and to all of the Collateral.

Notwithstanding anything herein to the contrary, in no event shall the Security Interest granted in this Section 2.1 attach to, or the term “Collateral” be deemed to include, any of the Excluded Assets; provided that, if such Excluded Assets are being excluded as a result of the grant of any security interest therein being prohibited by the documents governing or creating such interest, such Excluded Assets (or proceeds thereof) shall not be excluded and shall constitute “Collateral” to the extent that any consent or waiver to such prohibition has been obtained or any such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, or 9-409 of the UCC (or any successor provision or provisions) of the jurisdiction the UCC of which would govern such determination (unless the application of Sections 9-406, 9-407, 9-408, or 9-409 of the UCC would automatically result in (x) additional affirmative obligations on the part of any Grantor or (y) the granting of rights and remedies not previously held to, or exercise of rights or remedies not previously entitled to be exercised by, third parties, in which event such assets shall remain “Excluded Assets”) or any other Applicable Law (including the Bankruptcy Code) or principles of equity. In addition, the Collateral shall not include the outstanding capital stock of a Controlled Foreign Corporation in excess of 65% of the voting power of all classes of capital stock of such Controlled Foreign Corporation entitled to vote; provided that immediately upon the amendment of the Internal Revenue Code to allow the pledge of a greater percentage of the voting power of capital stock in a Controlled Foreign Corporation without adverse Tax consequences, the Collateral shall include, and the Security Interest shall attach to, such greater percentage of capital stock of each Controlled Foreign Corporation. Furthermore, notwithstanding any contrary provision, each Grantor agrees that, if, but for the application of this Section 2.1, granting a security interest in the Collateral would constitute a fraudulent conveyance under 11 U.S.C. § 548 or a fraudulent conveyance or transfer under any state fraudulent conveyance, fraudulent transfer, or similar Law in effect from time to time (each a “fraudulent conveyance”), then, to the extent permitted by Applicable Law, the Security Interest remains enforceable to the maximum extent possible without causing such Security Interest to be a fraudulent conveyance, and this Security Agreement is automatically amended to carry out the intent of this sentence.

2.2. Authorization to File Financing Statements. Each Grantor shall have filed, caused to be filed or authorized the filing of any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by subchapter E of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Each Grantor agrees to furnish any such information reasonably requested by Collateral Agent (as directed in accordance with the Intercreditor Agreement), promptly upon request, that is necessary to effectuate the provisions of this Section 2.2. Any failure to file any initial financing statements or amendments thereto shall not impair the validity or enforceability of this Security Agreement against the Grantors. From time to time thereafter, the Grantors shall file, cause to be filed or authorize the filing of such financing statements and shall file, cause to be filed or authorize the filing of such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Collateral Agent and Secured Parties under this Security Agreement in the Collateral and in the proceeds thereof. To the extent any Grantor files any financing statements in respect of the Collateral, such Grantor shall deliver (or cause to be delivered) to the Collateral Agent file stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. In the event that the Grantor fails to perform its obligations under this subsection, the Collateral Agent may do so, in each case at the expense of the Grantor.

2.3. Release of Collateral. No Collateral shall be released from the Security Interest except in accordance with the terms, conditions and procedures set forth in Section 3.4 of the Intercreditor Agreement. The Collateral Agent shall release its Lien on Collateral to the extent required by Section 3.4 of the Intercreditor Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Each Grantor represents and warrants to Collateral Agent and the Secured Parties that:

3.1. Financing Documents. Each representation and warranty in the Financing Documents (other than this Security Agreement) to which such Grantor is a party that is by its terms applicable to such Grantor or its assets or operations, is true and correct in all material respects (except to the extent already qualified by materiality, in which case such representation and warranty shall be true and correct in all respects) as of the date hereof (except to the extent such representation or warranty relates solely to an earlier date, in which case such representation and warranty shall have been true and correct on and as of such earlier date).

3.2. Title; Authorization; Enforceability; Perfection. (a) Each Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a Security Interest hereunder, to each Grantor’s Knowledge, free and clear of all Liens except for Permitted Liens, and has all necessary power and authority to grant to Secured Party the Security Interest in such Collateral; (b) the execution and delivery by each Grantor of this Security Agreement has been duly authorized, and this Security Agreement constitutes a legal, valid, and binding obligation of such Grantor and creates a Security Interest enforceable against such Grantor in all now owned and hereafter acquired Collateral except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally; (c) (i) upon the filing of all UCC financing statements naming each Grantor as “debtor” and Secured Party as “secured party” and describing the Collateral in the filing offices set forth opposite such Grantor’s name on Schedule 3.5 hereof, (ii) upon delivery of all Instruments, chattel paper, certificated Pledged Equity Interests, and Collateral Notes (in each case, unless constituting Second Tier Collateral or Excluded Assets) to Collateral Agent, or if delivered to a Custodian for deposit in a Custodial Account, upon execution of a Custody Control Agreement establishing Collateral Agent’s Control with respect to any such Custodial Accounts, (iii) upon sufficient identification of commercial tort claims (unless constituting Second Tier Collateral or Excluded Assets), (iv) upon execution of a Control Agreement establishing Collateral Agent’s Control with respect to any Deposit Account, Securities Account, Commodity Account, Custodial Account, or uncertificated Pledged Equity Interest (in each case, unless constituting Second Tier Collateral or Excluded Assets), (v) upon consent of the issuer or any nominated Person with respect to letter of credit rights (unless constituting Second Tier Collateral or Excluded Assets), and (vi) to the extent not subject to Article 9 of the UCC, upon recordation of the Security Interests granted hereunder in Intellectual Property (unless constituting Second Tier Collateral or Excluded Assets) in the applicable intellectual property registries, including the United States Patent and Trademark Office and the United States Copyright Office, the Security Interests granted to Collateral Agent hereunder constitute valid and perfected (other than in respect of Collateral constituting Second Tier Collateral or Excluded Assets) Liens (and to each Grantor’s Knowledge, first priority Liens, subject in the case of priority only to Permitted Liens).

3.3. Conflicting Legal Requirements and Contracts. Except as set forth on Schedule 3.3, neither the execution and delivery by any Grantor of this Security Agreement, the creation and perfection of the Security Interest in the Collateral, nor compliance by such Grantor with the terms and provisions hereof will (a) violate (i) any legal requirement binding on such Grantor, (ii) such Grantor’s organizational documents, or (iii) to such Grantor’s Knowledge, the provisions of any indenture, instrument, or agreement to which such Grantor is a party or is subject, or by which it, or its property, is bound; or (b) to such Grantor’s Knowledge, conflict with or constitute a default under, or result in the creation or imposition of any Lien pursuant to, the terms of any such indenture, instrument, or agreement (other than any Lien of a Secured Party), which in the case of clauses (a)(i), (a)(iii) or (b), would reasonably be expected to have a Material Adverse Effect.

3.4. Governmental Authority. To each Grantor’s Knowledge, after reasonable inquiry, no authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority is required for the pledge by any Grantor of the Collateral pursuant to this Security Agreement or for the execution, delivery, or performance of this Security Agreement by any Grantor (other than the filing of financing statements on Form UCC-1 as provided for herein).

3.5. Grantor Information. Each Grantor’s exact legal name, jurisdiction of organization, type of entity, state issued organizational identification number, and the location of its principal place of business or chief executive office are disclosed on Schedule 3.5; no Grantor has any other places of business except those set forth on Schedule 3.5. No Grantor has done in the last five (5) years, or currently does, business under any other name (including any trade-name or fictitious business name) except for those names set forth on Schedule 3.5. Except as provided on Schedule 3.5, no Grantor has changed its name, jurisdiction of organization, principal place of business, or chief executive office (or principal residence if such Grantor is a natural Person) or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) within the past five (5) years.

3.6. Property Locations. The location of each Grantor’s books and records are located solely at the locations described on Schedule 3.6 (provided that duplicate copies may be located at other locations).

3.7. No Financing Statements or Control Agreements. Other than the financing statements and Control Agreements with respect to this Security Interest, there are no other Control Agreements or to each Grantor’s Knowledge, financing statements covering any Collateral, other than those evidencing Permitted Liens and those financing statements set forth on Schedule 3.7 hereto.

3.8. Collateral. Schedule 3.8 lists all Pledged Equity Interests, Collateral Notes, Collateral Note Security (which for purposes of this Schedule 3.8 shall include only the documents evidencing loans or other indebtedness owed to a Grantor to the extent not evidenced by a Collateral Note), commercial tort claims, Material Agreements, and all letters of credit rights, in which any Grantor has any right, title, or interest (other than Second Tier Collateral and Excluded Assets), and is true, correct and complete in all material respects. All information supplied by any Grantor to Collateral Agent or any Secured Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is true, correct, and complete in all material respects. Schedule 3.8 lists all Excluded Assets, and is true, correct and complete in all material respects.

3.9. Deposit, Commodity, and Securities Accounts. Schedule 3.9 identifies all Deposit Accounts, Commodity Accounts, and Securities Accounts constituting Collateral and the institutions holding such accounts and whether any such account constitutes Second Tier Collateral. Each Grantor is the sole account holder of each such account, and such Grantor has not consented to, and is not otherwise aware of, any Person (other than Collateral Agent and the financial institution maintaining such account) having Control over, or any other interest in (other than Permitted Liens), any such account or the property credited thereto. The Control Agreement for each Deposit Account, Commodity Account, and Securities Account (other than accounts constituting Second Tier Collateral) is in full force and effect and is sufficient to create a valid, perfected and to each Grantor’s Knowledge, first priority security interest in favor of Collateral Agent in and to each such Deposit Account, Commodity Account, and Securities Account, subject to Permitted Liens.

3.10. Custodial Accounts. (a) Schedule 3.10 accurately lists all Custodial Accounts maintained by each Grantor and identifies (i) the institutions serving as Custodian therefor and (ii) whether any such account constitutes Second Tier Collateral. (b) Schedule 3.10 accurately lists the Custodial Collateral on deposit in each Custodial Account listed therein as of the date listed therein. (c) Each Grantor is the sole account holder of each Custodial Account maintained by such Grantor, and has not consented to, and is not otherwise aware of any Person (other than Collateral Agent and the financial institution maintaining such account) having Control over any such account or Custodial Collateral deposited and maintained therein. (d) To each Grantor’s Knowledge, all Custodial Collateral on deposit in any Custodial Account is indicated on such Custodian’s books as being credited to or recorded in such Custodial Account. The Custody Control Agreement for each Custodial Account (other than any such account constituting Second Tier Collateral) is in full force and effect and is sufficient to create a valid, perfected and to each Grantor’s Knowledge, first priority security interest in favor of Collateral Agent in the Custodial Account and the Custodial Collateral held by the respective Custodian of such Custodial Account, subject to the Permitted Liens.

3.11. Accounts; General Intangibles. To each Grantor’s Knowledge, all Collateral that is accounts, contract rights, chattel paper, Collateral Notes, Collateral Note Security, Instruments, payment intangibles, or General Intangibles is free from any claim for credit, deduction, or allowance of an Obligor and free from any claim, deduction, allowance, defense, condition, dispute, setoff, or counterclaim, except, in each case, any such claim, deduction, allowance, defense, condition, dispute, setoff, or counterclaim that arise in the ordinary course of business and do not materially impair the value of the Collateral, taken as a whole, or as set forth on Schedule 3.11.

3.12. Letter of Credit Rights. All letters of credit to which any Grantor has rights are listed on Schedule 3.8 (other than those constituting Second Tier Collateral), and with respect to any such letter of credit (other than those constituting Second Tier Collateral), such Grantor has entered into a tri-party agreement with Collateral Agent and the issuer or confirming bank with respect to such letter-of-credit rights, assigning such letter-of-credit rights to Collateral Agent and directing all payments thereunder to Collateral Agent (to be applied to the Secured Obligations), subject to the terms and conditions of such agreement, all in form and substance reasonably satisfactory to Collateral Agent (to be determined in accordance with the terms of the Intercreditor Agreement).

3.13. Instruments; Chattel Paper; Collateral Notes; and Collateral Note Security. All chattel paper and Instruments constituting Collateral, including the Collateral Notes, have been delivered to Collateral Agent or, in the case of the Custodial Collateral, to a Custodian (which has executed and delivered a Custody Control Agreement to Collateral Agent), together with corresponding endorsements duly executed by the appropriate Grantor in favor of Collateral Agent, and such endorsements have been duly and validly executed and are binding and enforceable against such Grantor in accordance with their terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

3.14. Material Agreements. All Material Agreements to which any Grantor is a party are set forth on Schedule 3.8. True and correct copies of all such Material Agreements have been furnished or made available to Collateral Agent. To each applicable Grantor’s Knowledge, each Material Agreement is in full force and effect. Except as set forth on Schedule 3.8, no Material Agreement prohibits collateral assignment or pledge or requires consent of or notice to any Person in connection with the collateral assignment or pledge to Collateral Agent hereunder, other than those that have been received on or prior to the date hereof.

3.15. Investment Related Property.

3.15.1. Schedule 3.8 sets forth all of the Pledged Stock, Pledged LLC Interests, and Pledged Partnership Interests owned by any Grantor, and, to each Grantor’s Knowledge, such Pledged Equity Interests constitute the percentage categories of voting ownership set forth in Schedule 3.15.1 of (i) issued and outstanding shares of stock, (ii) membership interests, (iii) partnership interests, or (iv) beneficial interest, of the respective issuers thereof indicated on Schedule 3.15.1.

3.15.2. Each Grantor is the record and beneficial owner of the Pledged Equity Interests, owned by it, to each Grantor’s Knowledge, free of all Liens, rights, or claims of other Persons other than Permitted Liens, and, in the case of Pledged Equity Interests issued by a Consolidated Subsidiary and owned by such Grantor, to each Grantor’s Knowledge there are no outstanding warrants, options, or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any such Pledged Equity Interests, except as set forth on Schedule 3.11.

3.15.3. No consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder, or any other trust beneficiary is necessary in connection with the creation or perfection of the Security Interest in any Pledged Equity Interests, other than (i) such consents as have been obtained and are in full force and effect and (ii) Excluded Assets, so long as each Grantor is in compliance with Sections 3.17 and 4.19.

3.15.4. To each Grantor’s Knowledge, none of the Pledged LLC Interests or Pledged Partnership Interests are or represent interests in issuers that (a) are registered as investment companies or (b) are dealt in or traded on securities exchanges or markets.

3.15.5. Except as otherwise set forth on Schedule 3.11, all of the Pledged LLC Interests issued by a Consolidated Subsidiary and owned by a Grantor are or represent interests in issuers that have not opted to be treated as securities under the uniform commercial code of any jurisdiction.

3.15.6. (a) With the exception of the Custodial Collateral, each Grantor has delivered to Collateral Agent all stock certificates or other instruments or documents representing or evidencing the Pledged Equity Interests, together with corresponding assignment or transfer powers duly executed in blank by such Grantor, and such powers have been duly and validly executed and are binding and enforceable against such Grantor in accordance with their terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally; and (b) to the extent such Pledged Equity Interests are uncertificated or constitute Custodial Collateral, each Grantor has taken all actions necessary to establish Collateral Agent’s Control over such Pledged Equity Interests (other than with respect to clause (a) and (b), Pledged Equity Interests constituting Second Tier Collateral or Excluded Assets).

3.16. Intellectual Property.

3.16.1. To each Grantor’s Knowledge, all of the Intellectual Property is subsisting, valid, and enforceable. The information contained on Schedule 3.16 is true, correct, and complete in all material respects. All issued Patents, Patent Licenses, Trademarks, Trademark Licenses, Copyrights, Copyright Licenses, and Trade Secret Licenses of each Grantor are identified on Schedule 3.16.

3.16.2. To each Grantor’s Knowledge, each of the Patents and Trademarks identified on Schedule 3.16 has been properly registered with the United States Patent and Trademark Office and each of the Copyrights identified on Schedule 3.16 has been properly registered with the United States Copyright Office.

3.17. Consents; Pledge LLC.

3.17.1. Consents. Each Grantor has used, and shall continue to use, subject to the provisions contained in this Section 3.17, commercially reasonable efforts to obtain the consent or approval of, or other action by, all third parties required to permit Grantors to subject all of their respective assets to the Lien and Security Interest of this Security Agreement and the other Collateral Documents; provided, however, that Grantors shall not be obligated to obtain consents or approvals in respect of assets (a) where the value of such assets would not reasonably justify the burden, costs and expenses necessary to obtain such consent or approval; in making such a determination, Grantors may take into account the cost or charges imposed by such third parties (on any Grantor or any entity in which any Grantor has an Investment) to grant any such consent or approval or take such other action and/or any undue burden, or (b) which in the reasonable judgment of Grantors cannot be pledged, or as to which the consent to pledge cannot be sought, without substantially impairing the value of the asset or the ability of Grantors to manage the asset in the ordinary course of its business; provided further that, nothing shall be deemed a waiver of any rights Secured Parties may have to assert Liens or security interests in any such assets or proceeds thereof to the extent permitted pursuant to Sections 9-406, 9-407, 9-408, or 9-409 of the UCC (or any successor provision or provisions) of the jurisdiction the UCC of which would govern such determination (unless the application of Sections 9-406, 9-407, 9-408, or 9-409 of the UCC would automatically result in (x) additional affirmative obligations on the part of any Grantor or (y) the granting of rights and remedies not previously held to, or exercise of rights or remedies not previously entitled to be exercised by, third parties, in which event such assets shall remain “Excluded Assets”) or any other Applicable Law (including the Bankruptcy Code) or principles of equity.

3.17.2. Pledge LLC. Without limiting the obligations of any Grantor set forth in this Section 3.17, to the extent that any personal property of any Grantor cannot be pledged as Collateral on account of contractual limitations applicable to such property but may be transferred to a Pledge LLC, such personal property has been transferred to a Pledge LLC. All membership interests in such Pledge LLC have been pledged to Collateral Agent, creating a perfected, and to each Grantor’s Knowledge, first priority, Lien and Security Interest therein, subject to Permitted Liens.

3.18. Real Property. Schedule 3.18 attached hereto sets forth all Real Property owned in fee simple by Grantors as of the date hereof.

The failure of any of these representations or warranties or any description of Collateral therein to be accurate or complete shall not impair the Security Interest in any such Collateral.

ARTICLE IV
COVENANTS

From and after the date of this Security Agreement and until the Secured Obligations are paid in full and this Security Agreement is irrevocably terminated:

4.1. Financing Documents. Each Grantor shall in all material respects comply with, perform, and be bound by all covenants and agreements in the Financing Documents that are applicable to it, its assets, or its operations, each of which is hereby ratified and confirmed.

4.2. General.

4.2.1. Inspection; Records and Reports. Borrower (for itself and on behalf of each of its Consolidated Subsidiaries) will in all material respects keep accurate and complete records of the Collateral (including proceeds), and these records will reflect all material facts known to such Grantor concerning the Collateral. Borrower (for itself and on behalf of each of its Consolidated Subsidiaries) shall maintain, at the address set forth on Schedule 3.6 as the location of the books and records, a current record of where Grantors’ material Collateral is located, permit representatives of Collateral Agent or Secured Parties at any time during normal business hours, upon reasonable notice, to inspect and make abstracts from such records (provided, that so long as no Event of Default shall have occurred and be continuing, Grantors shall not be obligated to reimburse Collateral Agent for more than two (2) such inspections during any calendar year), and furnish to Collateral Agent, at such intervals as Collateral Agent may reasonably request, such documents, lists, descriptions, certificates, and other information as may be necessary or proper to keep Collateral Agent informed with respect to the identity, location, status, condition, and value of the Collateral. In addition, from time to time at the request of Collateral Agent or any Secured Party, Grantors shall deliver to Collateral Agent such information regarding each Grantor as Collateral Agent may reasonably request.

4.2.2. Borrowing Base Certificate. Borrower shall deliver to the Administrative Agent a Borrowing Base Certificate as and when required pursuant to the terms of the Credit Agreement. Such Borrowing Base Certificate shall include all information required by the form of Borrowing Base Certificate attached as Exhibit J to the Credit Agreement.

4.2.3. Financing Statements and Other Actions; Defense of Title. Each Grantor will deliver to Collateral Agent all financing statements and execute and deliver Control Agreements and other documents and take such other actions as may from time to time be reasonably requested by Collateral Agent in order to maintain (a) the priority status of and (b) perfected security interest in (and, in the case of Investment Related Property, Custodial Collateral, Deposit Accounts, Commodity Accounts, Securities Accounts, Custodial Accounts, letter-of-credit-rights, and electronic chattel paper, Control of) such Collateral (other than Second Tier Collateral that is not subject to a Perfection Requirement), now owned or hereafter acquired. Each Grantor will take any and all actions reasonably necessary to defend title to the Collateral (other than Second Tier Collateral that is not subject to a Perfection Requirement) against all Persons and to defend the Security Interest and the priority thereof against any Lien not expressly permitted hereunder.

4.2.4. Disposition of Collateral. No Grantor will Dispose of the Collateral to the extent prohibited by the Credit Agreement.

4.2.5. Liens. No Grantor will create, incur, or suffer to exist, and shall defend Grantor’s rights in the Collateral and the Security Interest against, any Lien on the Collateral except (a) the security interest created by this Security Agreement, and (b) Permitted Liens.

4.2.6. Change in Location, Jurisdiction of Organization, or Name. No Grantor will (a) maintain records relating to the Receivables at a location other than at the location specified on Schedule 3.6 (provided that duplicate copies may be located at other locations), (b) maintain a place of business at a location other than a location specified on Schedule 3.6, (c) change its name or taxpayer identification number, (d) change its mailing address, or (e) change its jurisdiction of organization, in each case unless such Grantor shall have given Collateral Agent not less than thirty (30) days’ prior written notice thereof. Prior to making any of the foregoing changes, each Grantor shall execute and deliver all such additional documents and perform all additional acts as Collateral Agent or the Secured Parties may reasonably request in order to continue or maintain the existence and priority of the Security Interest.

4.2.7. Notices. Each Grantor will promptly notify Collateral Agent of (a)  any claim, action, or proceeding affecting title to any part of the Collateral or the Security Interest, which in each case could reasonably be expected to have a Material Adverse Effect, and, at the request of Collateral Agent (as directed in accordance with the Intercreditor Agreement), appear in and defend, at such Grantor’s expense, any such action or proceeding, (b) any damage to or loss of Collateral that could reasonably be expected to have a Material Adverse Effect, and (c) the occurrence of any other event or condition (including, without limitation, matters as to Lien priority) that could reasonably be expected to have a material adverse effect on the Collateral (taken as a whole) or the Security Interest on the Collateral (taken as a whole).

4.2.8. Other Financing Statements. No Grantor will authorize any other financing statement naming it as debtor covering any portion of the Collateral, other than financing statements evidencing the Security Interest granted hereunder and Permitted Liens.

4.2.9. Compliance with Agreements. Each Grantor shall comply with all mortgages, deeds of trust, Instruments, and other agreements binding on its properties or business, except for such non-compliance that could not reasonably be expected to have a Material Adverse Effect.

4.3. Perform Obligations. Notwithstanding anything to the contrary contained herein, (a) the execution and delivery of this Security Agreement shall not affect each Grantor’s liability or obligations under its contracts, agreements, documents, and instruments included in the Collateral to the extent set forth therein, (b) the exercise by Collateral Agent of any of its rights or remedies hereunder shall not release any Grantor from any of its duties or obligations under the contracts, agreements, documents, and instruments included in the Collateral, and (c) none of Collateral Agent or the Secured Parties shall have any indebtedness, liability, or obligation under any of the contracts, agreements, documents, and instruments included in such Collateral by reason of the execution and delivery of this Security Agreement, and none of Collateral Agent or the Secured Parties shall be obligated to perform any of the obligations or duties of any Grantor thereunder (unless such Secured Party has foreclosed on such Collateral) or to take any action to collect or enforce any claim for payment assigned hereunder.

4.4. Investment Related Property.

4.4.1. Each Grantor will deliver to Collateral Agent: (i) all stock certificates or other instruments, or documents representing or evidencing any Investment Related Property constituting part of the Collateral (except in the case of Custodial Collateral, in which case such Custodial Collateral shall be delivered to a Custodian that has executed and delivered to Collateral Agent a Custody Control Agreement), together with corresponding undated assignment or transfer powers duly executed in blank by Grantor (which powers have been duly and validly executed and are binding and enforceable against Grantor in accordance with their terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally) or (ii) to the extent any such Investment Related Property is uncertificated and credited to a Securities Account or Custodial Account (and is not already subject to a Control Agreement), a Control Agreement entered into with the related securities intermediary or Custodian, as applicable.

4.4.2. Certificated Interests. No Grantor shall vote to enable or take any other action to cause any issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the UCC; provided, however, notwithstanding the foregoing, if any issuer of any Pledged Partnership Interests or Pledged LLC Interests takes any such action, such Grantor shall promptly after obtaining knowledge thereof notify Collateral Agent in writing of any such election or action and, in such event, shall use its commercially reasonable efforts taking into account the considerations specified in Section 4.19 to establish Collateral Agent’s Control thereof.

4.4.3. Changes in Capital Structure of Issuers. Without the prior written consent of Collateral Agent, no Grantor shall vote to enable or take any other action to cause or permit any issuer of any Pledged Equity Interest to merge or consolidate (except to the extent expressly permitted hereunder) unless all the outstanding capital stock or other Equity Interests of the surviving or resulting corporation, limited liability company, partnership, or other entity which is issued to any Grantor is, upon such merger or consolidation, pledged and perfected hereunder.

4.4.4. Consent of Grantor. Each Grantor consents to the grant by each other Grantor of the Security Interest in all Investment Related Property to Collateral Agent and, without limiting the foregoing, following the occurrence of an Applicable Triggering Event (subject to Applicable Law), consents to the transfer of any Pledged Partnership Interest and any Pledged LLC Interest to Collateral Agent or its nominee and to the substitution of Collateral Agent or its nominee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto.

4.4.5. Voting of Pledged Equity Interests. Prior to the occurrence of an Applicable Triggering Event, each Grantor is entitled to exercise all voting rights and receive all dividends and distributions pertaining to any Pledged Equity Interests; provided, however, that no vote shall be cast or consent, waiver, or ratification given or action taken without the prior written consent of Collateral Agent which would (x) violate any provision of this Security Agreement or any other Financing Document or (y) amend, modify, or waive any term, provision, or condition of the certificate of incorporation, bylaws, certificate of formation, or other charter document, or other agreement relating to, evidencing, providing for the issuance of, or securing any Collateral, which amendment, modification, or waiver could be reasonably expected to have the effect of restricting the grant of the Security Interest in or Lien on such Collateral. After the occurrence and during the continuation of an Applicable Triggering Event, Collateral Agent may, at its option, and with two (2) Business Days’ prior notice to any Grantor, exercise all voting rights or take any other action with respect to any Pledged Equity Interests, but under no circumstances is Collateral Agent obligated by the terms of this Security Agreement to exercise such rights. To this end, if Collateral Agent duly exercises its right to vote any of such Pledged Equity Interests, each Grantor hereby irrevocably constitutes and appoints Collateral Agent the proxy and attorney-in-fact of such Grantor, with full power of substitution, to vote, and to act with respect to, any and all Pledged Equity Interests standing in the name of such Grantor or with respect to which such Grantor is entitled to vote and act, subject to the agreement that such proxy may be exercised only if an Applicable Triggering Event has occurred and is continuing. The proxy herein granted is coupled with an interest, is irrevocable, and shall continue until the termination of this Security Agreement pursuant to Section 6.1.

4.5. Collateral in Trust. Each Grantor will hold in trust for Collateral Agent all Collateral that is chattel paper, Instruments, Collateral Notes, Investment Related Property in certificated form, or documents at any time received by Grantor, endorse each such Instrument to the order of Collateral Agent (but the failure of the same to be so endorsed shall not impair the Security Interest thereon), and promptly deliver same to Collateral Agent (except where the same are required or permitted to be delivered to a Custodian, in which case such Collateral shall be delivered to a Custodian that has executed and delivered a Custody Control Agreement to Collateral Agent).

4.5.1. Control. Each Grantor will execute all documents and take any action reasonably required in order for Collateral Agent to obtain Control with respect to Collateral (other than Second Tier Collateral that is not subject to a Perfection Requirement) consisting of Commodities Accounts, Securities Accounts, Deposit Accounts, Custodial Accounts and Custodial Collateral, uncertificated Investment Related Property, and “letter-of-credit rights”, and electronic chattel paper. If any Grantor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in the federal Electronic Signatures in Global and National Commerce Act, or in the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor shall promptly notify Collateral Agent thereof and shall promptly take the appropriate action to vest in Collateral Agent control under the UCC of such electronic chattel paper or control under the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.

4.6. Intellectual Property.

4.6.1. Additional Intellectual Property. Each Grantor shall give Collateral Agent prompt written notice if such Grantor shall obtain rights to or become entitled to the benefit of any Intellectual Property not identified on Schedule 3.16 (other than Second Tier Collateral that is not subject to a Perfection Requirement). Each Grantor shall execute and deliver any and all documents and shall provide to Collateral Agent an officer’s certificate confirming that such execution and delivery are appropriate and complete to evidence Collateral Agent’s lien on such Intellectual Property.

4.6.2. Obligation upon Default. After the occurrence and during the continuation of an Applicable Triggering Event, each Grantor shall use its reasonable efforts to obtain any consents, waivers, or agreements necessary to enable Collateral Agent to exercise its rights and remedies with respect to the Intellectual Property.

4.6.3. Intellectual Property Filings. Other than with respect to Intellectual Property that constitutes Second Tier Collateral (to the extent not subject to a Perfection Requirement), in order to facilitate filings with the United States Patent and Trademark Office and the United States Copyright Office, each Grantor shall execute and deliver to Collateral Agent one or more (i) Notice of Grant of Security Interest in Copyrights in the form of Exhibit 4.6.3(i), (ii) Notice of Grant of Security Interest in Trademarks in the form of Exhibit 4.6.3(ii), or (iii) Notice of Grant of Security Interest in Patents in the form of Exhibit 4.6.3(iii) to further evidence Collateral Agent’s Lien on such Grantor’s Patents, Trademarks, or Copyrights, and the General Intangibles of such Grantor relating thereto or represented thereby.

4.6.4. Intellectual Property Applications. Other than with respect to Intellectual Property that constitutes Second Tier Collateral (to the extent not subject to a Perfection Requirement), in no event shall any Grantor, either itself or through any agent, employee, licensee, or designee, file an application for the registration of any Copyright with the United States Copyright Office without giving Collateral Agent prior written notice thereof or any Patent or Trademark with the United States Patent and Trademark Office without giving Collateral Agent written notice thereof promptly thereafter.

4.7. Collateral Notes and Collateral Note Security. After the occurrence and during the continuation of an Applicable Triggering Event, without the prior written consent of Collateral Agent, no Grantor may, except in the ordinary course of business consistent with prudent business practices and industry standards, vote to enable or take any other action to cause (i) the modification or substitution of, any Collateral Note or any document evidencing the Collateral Note Security or (ii) release any Collateral Note Security (other than as permitted (or not expressly prohibited) by the Intercreditor Agreement or as required by the terms of such Collateral Note Security).

4.8. Deposit, Commodity, Securities and Custodial Accounts. With respect to any Deposit Account, Commodity Account, Securities Account or Custodial Account (other than Second Tier Collateral that is not subject to a Perfection Requirement), each Grantor shall (a) maintain such accounts at the institutions described on Schedule 3.9 (and Schedule 3.10 in the case of Custodial Accounts) or such additional institutions as to which such Grantor has complied with clause (b) hereof; and (b) deliver to each depository bank and security intermediary (or Custodian, in the case of a Custodial Account), a Control Agreement (or in the case of a Custodial Account, a Custody Control Agreement), with respect to each such account and obtain the execution of such Control Agreements or Custody Control Agreements, as the case may be. Without Collateral Agent’s consent, no Grantor shall hereafter establish any additional Deposit Accounts, Securities Accounts, Commodities Accounts, or Custodial Accounts, unless such accounts are subject to Collateral Agent’s exclusive Control. Furthermore, no Grantor shall hereafter transfer any Collateral Notes, Collateral Note Security, Pledged Equity Interests or Instruments from a Custodial Account subject to a Custody Control Agreement to a Custodial Account not subject to a Custody Control Agreement. For the avoidance of doubt, the foregoing sentence only limits transfers of Collateral Notes, Collateral Note Security, Pledged Equity Interests or Instruments to a Custodial Account not subject to a Custody Control Agreement and does not limit the removal of such assets from a Custodial Account in connection with a release of the Lien with respect to such assets that is permitted under the Financing Documents. With respect to each Custodial Account of a Grantor (including Custodial Accounts in respect of Excluded Assets, Second Tier Collateral and Excess Collateral), such Grantor shall promptly deliver, or cause to be promptly delivered, to Collateral Agent upon receipt thereof, the monthly statement prepared by the Custodian with respect to such Custodial Account. With respect to each Custodial Account held by a Pledge LLC, the Borrower shall promptly deliver, or cause to be promptly delivered, to Collateral Agent upon receipt thereof by such Pledge LLC, the monthly statement prepared by the Custodian with respect to such Custodial Account.

4.9. Commercial Tort Claims. If any Grantor at any time holds or acquires a commercial tort claim (other than Second Tier Collateral that is not subject to a Perfection Requirement), such Grantor shall (a) as promptly as practicable forward to Collateral Agent written notification of any and all commercial tort claims, including any and all actions, suits, and proceedings before any court or Governmental Authority by or affecting such Grantor; and (b) execute and deliver such statements, documents, and notices and do and cause to be done all such things as may be reasonably required by Collateral Agent (as directed in accordance with the Intercreditor Agreement), or required by Applicable Law, including all things which may from time to time be necessary under the UCC to fully create, preserve, perfect, and protect the priority of the Security Interest in any commercial tort claims.

4.10. Letters-of-Credit Rights. If any Grantor is at any time a beneficiary under a letter of credit (other than Second Tier Collateral that is not subject to a Perfection Requirement) now or hereafter issued in favor of any Grantor, such Grantor shall promptly notify Collateral Agent thereof in writing and such Grantor shall enter into a tri-party agreement with Collateral Agent and the issuer or confirming bank with respect to such letter-of-credit rights, assigning such letter-of-credit rights to Collateral Agent and directing all payments thereunder to Collateral Agent (to be applied to the Secured Obligations), subject to the terms and conditions of such agreement, all in form and substance reasonably satisfactory to Collateral Agent (to be determined in accordance with the terms of the Intercreditor Agreement).

4.11. Material Agreements. Except in the ordinary course of business, consistent with prudent business practices, each Grantor shall (i) promptly perform, observe, and otherwise comply, in all material respects, with each covenant, agreement, requirement, and condition set forth in the Material Agreements; and (ii) do or cause to be done all things reasonably necessary to keep the Material Agreements in full force and effect and the rights of Grantors and Collateral Agent thereunder unimpaired in all material respects.

4.12. Modification of Accounts. Except in the ordinary course of business consistent with prudent business practices and industry standards and so long as an Applicable Triggering Event has occurred and is continuing, no Grantor shall (i) grant any extension of time for any payment with respect to any of the accounts, (ii) compromise, compound, or settle any of the accounts for less than the full amount thereof, (iii) release, in whole or in part, any Person liable for payment of any of the accounts, (iv) allow any credit or discount for payment with respect to any account other than trade discounts granted in the ordinary course of business, (v) release any Lien or guaranty securing any account, or (vi) modify or substitute, or permit the modification or substitution of, any contract to which any of the Collateral which is accounts relates.

4.13. Estoppel and Other Agreements and Matters. Upon the request of the Collateral Agent, each Grantor shall either (i) deliver to Collateral Agent, with respect to each location of such Grantor’s books and records, a landlord subordination, access and estoppel certificate, in form and substance reasonably acceptable to the Collateral Agent (to be determined in accordance with the terms of the Intercreditor Agreement), executed by the applicable landlord and landlord’s mortgagee (if any), or (ii) move such Grantor’s books and records (or accurate and up-to-date copies thereof) to a location with respect to which Collateral Agent has previously received delivery of a landlord subordination, access and estoppel certificate, executed by the applicable landlord and landlord’s mortgagee.

4.14. Use of Collateral. No Grantor shall use any of the Collateral, or permit the same to be used, for any unlawful purpose.

4.15. Insurance. Each Grantor will bear the full risk of loss from any loss of any nature whatsoever with respect to the Collateral. At its own cost and expense, each Grantor shall (i) keep all its insurable properties and properties in which such Grantor has an interest (other than properties owned by Portfolio Companies) insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance, and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to such Grantor’s, including, public and product liability insurance, worker’s compensation, insurance against larceny, embezzlement or other criminal misappropriation of such Grantor’s officers and employees, and business interruption insurance; (ii) furnish Collateral Agent with (x) copies of all policies and evidence of the maintenance of such policies at least thirty (30) days before any expiration date, and (y) appropriate loss payable endorsements, naming Collateral Agent as loss payee and providing that, as to Collateral Agent, the insurance coverage shall not be impaired or invalidated by any act or neglect of such Grantor and the insurer will provide Collateral Agent with at least thirty (30) days notice prior to cancellation. Following the occurrence and during the continuance of an Applicable Triggering Event, Collateral Agent may require each Grantor to instruct the insurance carriers that in the event of any loss thereunder, the carriers shall make payment for such loss to Collateral Agent and not to Grantor and Collateral Agent jointly. All loss recoveries received by Collateral Agent upon any such insurance, following the occurrence and during the continuance of an Applicable Triggering Event, shall be applied to the Secured Obligations by Collateral Agent in accordance with the terms of the Intercreditor Agreement, and any deficiency thereon shall be paid by Grantors to Collateral Agent, on demand.

4.16. Further Assurances. At Grantors’ expense, each Grantor agrees, subject to the provisions of Section 4.19, (i) to file or cause to be filed such applications and take such other actions as Collateral Agent (as directed in accordance with the Intercreditor Agreement) may reasonably request to obtain the consent or approval of any Governmental Authority to Collateral Agent’s rights hereunder in or with respect to the Collateral or the Collateral Documents (other than Second Tier Collateral that is not subject to a Perfection Requirement), including, without limitation, the right to sell all the Collateral after the occurrence of an Applicable Triggering Event, without additional consent or approval from such Governmental Authority (and, because each Grantor agrees that Collateral Agent’s remedies at law for failure of Grantors to comply with this provision would be inadequate and that such failure would not be adequately compensable in damages, each Grantor agrees that its covenants in this provision may be specifically enforced); (ii) from time to time promptly execute and deliver to Collateral Agent all such other assignments, certificates, supplemental documents, and financing statements, and do all other acts or things as Collateral Agent may reasonably request in order to more fully create, evidence, perfect, continue, and preserve the priority of the Security Interest on the Collateral (other than Second Tier Collateral that is not subject to a Perfection Requirement) and to carry out the provisions of this Security Agreement; and (iii) to pay all filing fees in connection with any financing, continuation, or termination statement or other instrument with respect to the Security Interests.

4.17. Additional Grantors. Within ten (10) days after the time that any Person (other than a Pledge LLC) becomes a Consolidated Subsidiary, (i) Grantors shall cause such Consolidated Subsidiary to become a party to this Security Agreement and to pledge a valid and perfected Lien and Security Interest in all of its real and personal property, whether tangible or intangible, pursuant to a joinder agreement attached hereto as Exhibit 4.17, (other than real and personal property which constitute Excluded Assets (subject to the right of the Secured Parties to assert Liens or security interests in any such assets or proceeds thereof to the extent permitted pursuant to Sections 9-406, 9-407, 9-408, or 9-409 of the UCC (or any successor provision or provisions) of the jurisdiction the UCC of which would govern such determination (unless the application of Sections 9-406, 9-407, 9-408, or 9-409 of the UCC would automatically result in (x) additional affirmative obligations on the part of any Grantor or (y) the granting of rights and remedies not previously held to, or exercise of rights or remedies not previously entitled to be exercised by, third parties, in which event such assets shall remain “Excluded Assets”) or any other Applicable Law (including the Bankruptcy Code) or principles of equity), and with respect to perfection, other than Second Tier Collateral that is not subject to a Perfection Requirement, (ii) 100% of such Consolidated Subsidiary’s Equity Interests (65% in the case of any Controlled Foreign Corporation, provided that, immediately upon the amendment of the Internal Revenue Code to allow the pledge of a greater percentage of the voting power of capital stock in a Controlled Foreign Corporation without adverse Tax consequences, the Collateral shall include, and the Security Interest shall attach to, such greater percentage of capital stock of each Controlled Foreign Corporation) shall be pledged hereunder and under the Collateral Documents, and (iii) Collateral Agent shall receive such board resolutions, officer’s certificates, corporate and other documents, and opinions of counsel (which may be issued by in-house counsel of Borrower) as Collateral Agent shall reasonably request from such Grantor in connection with the actions described in clauses (i) and (ii) preceding.

4.18. Future Assets of Grantors. Each Grantor shall use commercially reasonable efforts to ensure that the documents which govern its future Investments do not restrict the ability of such Grantor to subject any such Investment to the Lien and Security Interest of this Security Agreement and the other Collateral Documents; provided, however, that the foregoing shall not be deemed to preclude Grantor from making an Investment as to which the governing documents contain such a restriction. Without limiting the obligations of Grantor set forth above or in Section 4.19, to the extent that any asset of a Grantor cannot be pledged as Collateral on account of contractual limitations applicable to such property, then such asset shall be an Excluded Asset and promptly conveyed to a Pledge LLC (in accordance with Section 4.19.2), if such conveyance is permitted by the governing documents.

4.19. Consents; Pledge LLC; Second Tier Collateral; Etc.

4.19.1. Consents. Each Grantor shall use, subject to the provisions contained in this Section 4.19, commercially reasonable efforts to obtain the consent or approval of, or other action by, all third parties required to permit Grantors to subject all of their respective assets (including the Excluded Assets) to the Lien and Security Interest of this Security Agreement and the other Collateral Documents; provided, however, that Grantor shall not be obligated to obtain consents or approvals in respect of assets (a) where the value of such assets would not reasonably justify the burden, costs and expenses necessary to obtain such consent or approval; in making such determination, Grantor may take into account the cost or charges imposed by such third parties (on any Grantor or any entity in which any Grantor has an Investment) to grant any such consent or approval or take such other action and/or any undue burden, or (b) which in the reasonable judgment of Grantor cannot be pledged, or as to which the consent to pledge cannot be sought, without substantially impairing the value of the asset or the ability of Grantor to manage the asset in the ordinary course of its business; provided further that, nothing shall be deemed a waiver of any rights Secured Parties may have to assert Liens or security interests in any such assets or proceeds thereof to the extent permitted pursuant to Sections 9-406, 9-407, 9-408, or 9-409 of the UCC (or any successor provision or provisions) of the jurisdiction the UCC of which would govern such determination (unless the application of Sections 9-406, 9-407, 9-408, or 9-409 of the UCC would automatically result in (x) additional affirmative obligations on the part of any Grantor or (y) the granting of rights and remedies not previously held to, or exercise of rights or remedies not previously entitled to be exercised by, third parties, in which event such assets shall remain “Excluded Assets”) or any other Applicable Law (including the Bankruptcy Code) or principles of equity.

4.19.2. Pledge LLC. Without limiting the obligations of each Grantor set forth in this Section 4.19, to the extent that any personal property of a Grantor cannot be pledged as Collateral on account of contractual limitations applicable to such property but may be transferred to a Pledge LLC, such personal property shall be promptly transferred to a Pledge LLC, and all membership interests in such Pledge LLC shall be pledged to Collateral Agent, creating a perfected, and to each Grantor’s Knowledge, first priority, Lien and Security Interest therein, subject to Permitted Liens.

4.19.3. Second Tier Collateral; Real Property. After the occurrence and during the continuance of an Event of Default, each Grantor shall take such actions as requested by Collateral Agent (acting at the direction of the Required Secured Creditors) to, within ten (10) Business Days after such request, (a) perfect the Lien and Security Interest granted hereunder with respect to any Second Tier Collateral and (b) grant a mortgage on any Real Property that is not otherwise subject to the requirements of Section 4.20. For the avoidance of doubt, so long as no Event of Default has occurred and is continuing, each Grantor shall have no obligation to take any actions to perfect the Lien and Security Interest granted hereunder with respect to any Second Tier Collateral or grant any mortgages with respect to Real Property (except to the extent required in Section 4.20).

4.19.4. Excess Collateral. Each Grantor covenants and agrees that if it becomes aware of any Excess Collateral, it will (a) promptly (and in any event within three (3) Business Days) notify Collateral Agent of such Excess Collateral, and (b) take all actions reasonably necessary to perfect the Lien and Security Interest granted hereunder with respect to any Excess Collateral within 20 days (or such later date as may be agreed by Collateral Agent).

4.19.5. Excluded Assets. To the extent a Grantor obtains any consents or approvals or other actions by third parties in respect of any Excluded Assets in accordance with Section 4.19.1 hereof, (x) Grantor shall, within two (2) Business Days, (i) provide copies of any such consents or approvals to Collateral Agent, and (ii) take such actions as are reasonably necessary to perfect the Lien and Security Interest granted hereunder with respect to such assets, including, if such assets are held by a Custodian, transferring (or causing such Custodian to transfer) such assets to a Custodial Account subject to a Custody Control Agreement, and (y) such assets shall no longer constitute “Excluded Assets”.

4.20. Real Property; Fixtures. Each Grantor covenants and agrees that within two (2) Business Days following its acquisition after the date hereof of any fee interest in Real Property with an appraised value greater than or equal to $5,000,000, it will promptly notify Collateral Agent of the acquisition of such Real Property. To the extent that such Grantor holds such Real Property for forty-five (45) days following the acquisition date thereof, Grantor covenants and agrees that, within seventy-five (75) days following the acquisition date of such Real Property, Grantor will grant to Collateral Agent, for the benefit of the Secured Parties, a mortgage on each fee interest in such Real Property and shall deliver such other documentation and opinions, in form and substance reasonably satisfactory to Collateral Agent (to be determined in accordance with the terms of the Intercreditor Agreement), in connection with the grant of such mortgage as Collateral Agent or the Secured Parties may reasonably request, including title insurance policies, financing statements, fixture filings and environmental audits and such Grantor shall pay all recording costs, intangible taxes and other normal and customary fees and costs (including reasonable attorneys’ fees and expenses) incurred in connection therewith. Each Grantor acknowledges and agrees that, to the extent permitted by Applicable Law, all of its Collateral shall remain personal property regardless of the manner of its attachment or affixation to Real Property.

ARTICLE V
RIGHTS AND REMEDIES

5.1. Remedies. On and after the occurrence and during the continuance of a Triggering Event, Collateral Agent may exercise any and all of the following rights and remedies as directed in the applicable Enforcement Direction of the requisite Secured Parties (as are specified in the Intercreditor Agreement) received by Collateral Agent:

5.1.1. Contractual Remedies. Those rights and remedies provided in this Security Agreement or any other Financing Document.

5.1.2. Legal Remedies. Those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other Applicable Law (including any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement, including applying by appropriate judicial proceedings for the appointment of a receiver for all or any part of the Collateral (and Grantors hereby consent to such appointment).

5.1.3. Disposition of Collateral. Without notice, except as specifically provided in Section 5.2.3 or elsewhere herein or in any other Financing Document or under Applicable Law, sell, lease, assign, grant an option, or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale or at any broker’s board or on any securities exchange, for cash, on credit or for future delivery, and upon such other terms as Collateral Agent may deem commercially reasonable. Neither Collateral Agent’s compliance with any applicable state or federal law in the conduct of such sale, nor its disclaimer of any warranties relating to the Collateral, shall be considered to affect the commercial reasonableness of such sale. Each Grantor hereby waives (to the extent permitted by Applicable Law) all rights of redemption, stay, and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

5.1.4. Distributions. Cause all payments and distributions made to any Grantor upon or with respect to the Collateral to be paid or delivered to Collateral Agent, and each Grantor agrees to take all such action appropriate to cause all such payments and distributions to be made to Collateral Agent. Further, Collateral Agent shall have the right, at any time after the occurrence and during the continuance of an Applicable Triggering Event, to notify and direct any issuer to thereafter make all payments, dividends, and any other distributions payable in respect thereof directly to Collateral Agent. Any and all money and other property paid over to or received by Collateral Agent hereunder shall be retained by Collateral Agent as additional Collateral hereunder and may be applied in accordance with Section 5.10.

5.1.5. Control. Collateral Agent shall have the right, pursuant to the applicable Control Agreement or Custody Control Agreement, to notify and direct each Custodian and each institution in which any Grantor maintains a Deposit Account, Commodities Account, or Securities Account to, unless otherwise notified by Collateral Agent, thereafter take all instructions with respect thereto solely from Collateral Agent, to hold the Custodial Account and the Custodial Collateral, and each Deposit Account, Commodities Account, and Securities Account (together with all monies, Instruments, certificates, checks, drafts, wire transfer receipts, trust receipts, securities, Investments, or other assets therein) solely for the benefit of Collateral Agent, and thereafter to make any payments and any other distributions payable in respect thereto directly to Collateral Agent, and to provide all statements or reports to Collateral Agent relative to such Custodial Accounts, Deposit Accounts, Commodities Accounts, and Securities Accounts. Each such Custodian and institution shall be fully protected in relying on the written statement of Collateral Agent that it then holds a Security Interest which entitles it to exercise Control over such assets. Any and all money and other property paid over to or received by Collateral Agent hereunder shall be retained by Collateral Agent as additional Collateral hereunder and may be applied in accordance with Section 5.10.

5.1.6. Use of Premises. Subject to the terms of any applicable lease, Collateral Agent shall be entitled to occupy and use any premises owned or leased by any Grantor where any of the Collateral or any records relating to the Collateral are located until the Secured Obligations are paid in full or the Collateral is removed therefrom, whichever first occurs, without any obligation to pay such Grantor for such use and occupancy.

5.2. Grantors’ Obligations Upon a Triggering Event.

5.2.1. Assembly of Collateral. Upon the request of Collateral Agent, on and after the occurrence and during the continuance of a Triggering Event, each Grantor will assemble and make available to Collateral Agent the Collateral and all records relating thereto at Borrower’s offices in Washington, D.C.

5.2.2. Secured Party Access. Upon the request of Collateral Agent, on and after the occurrence and during the continuance of a Triggering Event, and subject to the terms of any applicable lease, each Grantor will permit Collateral Agent, by Collateral Agent’s representatives and agents, to enter any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral and to remove all or any part of the Collateral.

5.2.3. Notice of Disposition of Collateral. Any notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made shall be deemed reasonable if made in accordance with Applicable Law. Collateral Agent shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. Subject to the provisions of Applicable Law, Collateral Agent may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by Applicable Law, be made at the time and place to which the sale was postponed, or Collateral Agent may further postpone such sale by announcement made at such time and place.

5.3. Condition of Collateral; Warranties. Collateral Agent has no obligation to clean-up or otherwise prepare the Collateral for sale. Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. Collateral Agent may specifically disclaim any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

5.4. Collection of Receivables. Upon the occurrence and during the continuance of an Applicable Triggering Event, Collateral Agent may at any time, by giving Grantors written notice, elect to require that the Receivables be paid directly to Collateral Agent. In such event, each Grantor shall, and shall permit Collateral Agent to, promptly notify the Obligors with respect to the Receivables of Collateral Agent’s interest therein and direct such Obligors to make payment of all amounts then or thereafter due under the Receivables directly to Collateral Agent. Upon receipt of any such notice from Collateral Agent, each Grantor shall thereafter hold in trust for Collateral Agent, all amounts and proceeds received by it with respect to the Receivables and immediately and at all times thereafter deliver to Collateral Agent all such amounts and proceeds in the same form as so received, whether by cash, check, draft or otherwise, with any necessary endorsements. Collateral Agent shall hold and apply funds so received as provided by the terms of Section 5.10.

5.5. [Reserved]

5.6. Intellectual Property. For purposes of enabling Collateral Agent to exercise its rights and remedies under this Security Agreement and enabling Collateral Agent to enjoy the full benefits of the Collateral, effective upon the occurrence and during the continuance of an Applicable Triggering Event each Grantor hereby grants to Collateral Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to make, have made, use, sell, invent, reproduce, distribute, display and perform publicly, create derivative works, perform by means of digital transmission, license, or sublicense any of the Intellectual Property. During the continuation of an Applicable Triggering Event, each Grantor shall provide Collateral Agent with reasonable access to all media in which any of the Intellectual Property may be recorded or stored and all computer programs used for the completion or printout thereof. This license shall also inure to the benefit of all successors, assigns, and transferees of Collateral Agent. After the occurrence and during the continuance of an Applicable Triggering Event, Collateral Agent may require that each Grantor assign all of its right, title, and interest in and to the Intellectual Property or any part thereof to Collateral Agent or such other Person as Collateral Agent may designate pursuant to documents reasonably satisfactory to the Collateral Agent.

5.7. Record Ownership of Securities. After the occurrence and during the continuance of an Applicable Triggering Event, Collateral Agent may, in accordance with Applicable Law, have any Pledged Equity Interests or other Investment Related Property that is in the possession of Collateral Agent, or its nominee or nominees, registered in its name, or in the name of its nominee or nominees, as Collateral Agent; and, as to any Pledged Equity Interest or other Investment Related Property so registered, Collateral Agent shall (if applicable) execute and deliver (or cause to be executed and delivered) to the applicable Grantor all such proxies, powers of attorney, dividend coupons or orders, and other documents as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise any voting rights and powers which it is entitled to exercise under this Security Agreement or to receive any dividends and other distributions and payments in respect of such Collateral or proceeds thereof which it is authorized to receive and retain under this Security Agreement.

5.8. Investment Related Property. Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, Collateral Agent may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. Upon the occurrence and during the continuance of an Applicable Triggering Event, Collateral Agent may exercise its right to sell any or all of the Investment Related Property, and upon written request, each Grantor shall and shall use its commercially reasonable efforts to cause, each issuer of any Investment Related Property to be sold hereunder, from time to time to furnish to Collateral Agent all such information as Collateral Agent may reasonably request in order to determine the number and nature of interest, shares, or other instruments included in the Investment Related Property which may be sold by Collateral Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder. In case of any sale of all or any part of the Investment Related Property on credit or for future delivery, such Collateral so sold may be retained by Collateral Agent until the selling price is paid by the purchaser thereof, but Collateral Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for such assets so sold and in case of any such failure, such Collateral may again be sold upon like notice. Collateral Agent, instead of exercising the power of sale herein conferred upon them, may proceed by a suit or suits at law or in equity to foreclose security interests created hereunder and sell such Investment Related Property, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

5.9. Sales on Credit. If Collateral Agent sells any of the Collateral upon credit, Grantors will be credited only with payments actually made by the purchaser, received by the Collateral Agent, and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Collateral Agent may resell the Collateral and Grantors shall be credited with the proceeds of the sale.

5.10. Application of Proceeds. Collateral Agent shall apply the proceeds of any sale or other disposition of the Collateral in accordance with the terms and conditions of the Intercreditor Agreement. Any surplus remaining shall be delivered to Grantors or as a court of competent jurisdiction may direct. If the proceeds of any sale or disposition are insufficient to pay the Secured Obligations in full, Grantors shall remain liable for any deficiency and the reasonable fees of any attorneys employed by Collateral Agent or Secured Parties to collect.

5.11. Performance. If any Grantor fails to pay when due all Taxes on any of the Collateral in the manner required by this Security Agreement, the other Collateral Documents and any applicable Financing Document, or fails to preserve the Security Interest in any of the Collateral, or fails to keep the Collateral insured as required by this Security Agreement, or otherwise fails to perform any of its obligations under this Security Agreement, the other Collateral Documents, or any applicable Financing Document with respect to the Collateral, then Collateral Agent may, at its option, but without being required to do so, pay such Taxes, prosecute or defend any suits in relation to the Collateral, or insure and keep insured the Collateral in any amount deemed appropriate by Collateral Agent, or take all other action which any Grantor is required, but has failed or refused, to take under this Security Agreement and the other Collateral Documents. Each Grantor shall, jointly and severally, reimburse Collateral Agent for any amounts paid by Collateral Agent pursuant to this Section 5.11. Each Grantor’s obligation to reimburse Collateral Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

5.12. Use and Operation of Collateral. Should any Collateral come into the possession of Collateral Agent, Collateral Agent may use or operate such Collateral for the purpose of preserving it or its value pursuant to the order of a court of appropriate jurisdiction or in accordance with any other rights held by Collateral Agent in respect of such Collateral. Each Grantor covenants to promptly reimburse and pay to Collateral Agent, at Collateral Agent’s request, the amount of all reasonable expenses (including, without limitation, the cost of any insurance and payment of Taxes or other charges) incurred by Collateral Agent in connection with its custody and preservation of Collateral, and all such expenses, costs, Taxes, and other charges shall be payable by Grantors to Collateral Agent upon demand and shall become part of the Secured Obligations. However, the risk of accidental loss or damage to, or diminution in value of, Collateral is on Grantors (unless Grantors no longer hold title to such Collateral), and Collateral Agent shall have no liability whatsoever for failure to obtain or maintain insurance, nor to determine whether any insurance ever in force is adequate as to amount or as to the risks insured. With respect to Collateral that is in the possession of Collateral Agent, Collateral Agent shall have no duty to fix or preserve rights against prior parties to such Collateral and shall not be liable for any failure to use diligence to collect any amount payable in respect of such Collateral, but shall be liable only to account to Grantors for what it may actually collect or receive thereon. The provisions of this Section 5.12 are applicable whether or not a Triggering Event exists.

5.13. Power of Attorney. Each Grantor hereby irrevocably constitutes and appoints Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the name of such Grantor or in its own name, to take, upon the occurrence and during the continuation of a Triggering Event, any and all action and to execute any and all documents and instruments which Collateral Agent at any time and from time to time deems reasonably necessary to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, each Grantor hereby gives Collateral Agent the power and right on behalf of such Grantor and in its own name to do any of the following after the occurrence and during the continuation of a Triggering Event, without notice to or the consent of Grantor:

5.13.1. to transfer any and all funds on deposit in the Deposit Accounts to the Administrative Agent as set forth herein;

5.13.2. to receive, endorse, and collect any drafts or other instruments or documents in connection with the exercise of any rights or remedies pursuant to this Security Agreement;

5.13.3. to use the Intellectual Property or to grant or issue any exclusive or non-exclusive license under the Intellectual Property to anyone else, and to perform any act necessary for the Collateral Agent to assign, pledge, convey, or otherwise transfer title in or dispose of the Intellectual Property to any other Person;

5.13.4. to demand, sue for, collect, or receive, in the name of the applicable Grantor or in its own name, any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse checks, notes, drafts, acceptances, money orders, documents of title or any other instruments for the payment of money under the Collateral or any policy of insurance;

5.13.5. to pay or discharge Taxes, Liens, or other encumbrances levied or placed on or threatened against the Collateral;

5.13.6. to notify post office authorities to change the address for delivery of each Grantor to an address designated by Collateral Agent and to receive, open, and dispose of mail addressed to any Grantor; and

5.13.7. (a) to direct account debtors and any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to Collateral Agent or as Collateral Agent shall direct; (b) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral; (c) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, proxies, stock powers, verifications, and notices in connection with accounts and other documents relating to the Collateral; (d) to commence and prosecute any suit, action, or proceeding at Law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (e) to defend any suit, action, or proceeding brought against any Grantor with respect to any Collateral; (f) to settle, compromise, or adjust any suit, action, or proceeding described above and, in connection therewith, to give such discharges or releases; (g) to exchange any of the Collateral for other property upon any merger, consolidation, reorganization, recapitalization, or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depositary, transfer agent, registrar, or other designated agency upon such terms as Collateral Agent may determine; (h) to add or release any guarantor, indorser, surety, or other party to any of the Collateral; (i) to renew, extend, or otherwise change the terms and conditions of any of the Collateral; (j) to endorse the applicable Grantor’s name on all applications, documents, papers, and instruments necessary or desirable in order for Collateral Agent to use or maintain any of the Intellectual Property; (k) to make, settle, compromise or adjust any claims under or pertaining to any of the Collateral (including claims under any policy of insurance); (l) to execute (if necessary) on behalf of each Grantor any financing statements or continuation statements with respect to the Security Interests created hereby, and to do any and all acts and things to protect and preserve the Collateral, including, without limitation, the protection and prosecution of all rights included in the Collateral; and (m) to sell, transfer, pledge, convey, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Collateral Agent were the absolute owner thereof for all purposes, and to do, at Collateral Agent’s option and Grantors’ expense, at any time, or from time to time, all acts and things which Collateral Agent deems necessary to protect, preserve, maintain, or realize upon the Collateral and Collateral Agent’s security interest therein.

This power of attorney is a power coupled with an interest and shall be irrevocable until this Security Agreement is terminated in accordance with Section 6.1. Collateral Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges, and options expressly or implicitly granted to Collateral Agent in this Security Agreement, and shall never be liable for any failure to do so or any delay in doing so. None of Collateral Agent nor any Person designated by Collateral Agent shall be liable for any act or omission or for any error of judgment or any mistake of fact or law except for their willful misconduct, gross negligence, or violation of law as determined by a court of competent jurisdiction in a final and nonappealable judgment. This power of attorney is conferred on Collateral Agent solely to protect, preserve, maintain, and realize upon its Security Interest in the Collateral. Collateral Agent shall not be responsible for any decline in the value of the Collateral and shall not be required to take any steps to preserve rights against prior parties or to protect, preserve, or maintain any Lien given to secure the Collateral. Each Grantor ratifies and approves all acts of such attorney in the absence of its willful misconduct, gross negligence, or knowing or willful violation of law.

5.14. Subrogation. If any of the Secured Obligations are given in renewal or extension or applied toward the payment of indebtedness secured by any Lien, Collateral Agent and Secured Parties shall be, and each is hereby, subrogated to all of the rights, titles, interests, and Liens securing the indebtedness so renewed, extended, or paid.

5.15. Indemnification. Each Grantor hereby assumes all liability for the Collateral, for the Security Interest, and for any use, possession, maintenance, and management of, all or any of the Collateral, including, without limitation, any Taxes arising as a result of, or in connection with, the transactions contemplated herein, and agrees to assume liability for, and to jointly and severally indemnify and hold Collateral Agent and each Secured Party harmless from and against, any and all claims, causes of action, or liability, for injuries to or deaths of Persons and damage to property, howsoever arising from or incident to such use, possession, maintenance, and management, whether such Persons be agents or employees of Grantor or of third parties, or such damage be to property of Grantor or of others, and any actual or alleged presence or release of hazardous materials on or from any property owned or operated by any Grantor or any of its Subsidiaries or any environmental liability related in any way to any Grantor or any of its Subsidiaries. Each Grantor agrees to jointly and severally indemnify, save, and hold Collateral Agent and each Secured Party harmless from and against, and covenants to defend Collateral Agent and each Secured Party against, any and all losses, damages, claims, costs, penalties, liabilities, and expenses (collectively, “Claims”), including, without limitation, court costs and reasonable attorneys’ fees, and any of the foregoing arising from the negligence of Collateral Agent and each Secured Party, or any of their respective officers, employees, agents, advisors, or representatives, howsoever arising or incurred because of, incident to, or with respect to Collateral or any use, possession, maintenance, or management thereof; provided, however, that the indemnity set forth in this Section 5.15 will not apply to Claims caused by the gross negligence or willful misconduct of Collateral Agent or any Secured Party or any of its officers, employees, agents, advisors, or representatives, as determined by a court of competent jurisdiction in a final and nonappealable judgment.

ARTICLE VI
GENERAL PROVISIONS

6.1. Termination. This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until all of the Secured Obligations (other than contingent indemnification obligations) have been paid in full in cash and performed in full and no commitments of any Secured Party which would give rise to any Secured Obligations are outstanding under the applicable Financing Documents; provided that the termination of this Security Agreement under this Section 6.1 is subject to Section 6.5.

6.2. Joint and Several Obligations of Grantors.

6.2.1. Each Grantor is accepting joint and several liability hereunder with other Persons that have executed or will execute a Security Agreement in consideration of the financial accommodation to be provided by the holders of the Secured Obligations, for the mutual benefit, directly and indirectly, of each Grantor and in consideration of the undertakings of each Grantor to accept joint and several liability for the obligations of each of them.

6.2.2. Each Grantor jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Grantors with respect to the payment and performance of all of the Secured Obligations, it being the intention of the parties hereto that all the Secured Obligations shall be the joint and several obligations of each Grantor without preferences or distinction among them.

6.3. NO RELEASE OF GRANTORS. THE OBLIGATIONS OF GRANTORS UNDER THIS SECURITY AGREEMENT SHALL NOT BE REDUCED, LIMITED OR TERMINATED, NOR SHALL GRANTORS BE DISCHARGED FROM ANY OBLIGATION HEREUNDER, FOR ANY REASON WHATSOEVER (other than pursuant to Section 6.1 or upon a Disposition of such Grantor in accordance with the terms of the Credit Agreement) including (and whether or not the same shall have occurred or failed to occur once or more than once and whether or not Grantors shall have received notice thereof): (i) the taking or accepting of any other security or assurance for any or all of the Secured Obligations; (ii) any release, surrender, exchange, subordination, or loss of any security or assurance at any time existing in connection with any or all of the Secured Obligations; (iii) the modification of, amendment to, or waiver of compliance with any terms of any of the Financing Documents or any other Collateral Documents without the notification or consent of any Grantor, except as required therein (the right to such non-excepted notification or consent being herein specifically waived by each Grantor); (iv) the insolvency, bankruptcy, or lack of corporate or trust power of any party at any time liable for the payment of any or all of the Secured Obligations, whether now existing or hereafter occurring; (v) any renewal, extension, or rearrangement of the payment of any or all of the Secured Obligations, either with or without notice to or consent of any Grantor, or any adjustment, indulgence, forbearance, or compromise that may be granted or given by Collateral Agent or any Secured Party to any Grantor; (vi) any neglect, delay, omission, failure, or refusal of Collateral Agent or any Secured Party to take or prosecute any action in connection with any other agreement, document, guaranty, or instrument evidencing, securing, or assuring the payment of all or any of the Secured Obligations; (vii) any failure of Collateral Agent or any Secured Party to notify any Grantor of any renewal, extension, or assignment of the Secured Obligations or any part thereof, or the release of any Collateral or other security, or of any other action taken or refrained from being taken by Collateral Agent or any Secured Party against any Grantor or any new agreement between or among Collateral Agent or one or more Secured Parties and any Grantor, it being understood that except as expressly provided herein or in any other Financing Document or pursuant to Applicable Law, neither Collateral Agent nor any Secured Party shall be required to give Grantors any notice of any kind under any circumstances whatsoever with respect to or in connection with the Secured Obligations, including notice of acceptance of this Security Agreement or any Collateral ever delivered to or for the account of Collateral Agent hereunder; (viii) the illegality, invalidity, or unenforceability of all or any part of the Secured Obligations against any party obligated with respect thereto by reason of the fact that the Secured Obligations, or the interest paid or payable with respect thereto, exceeds the amount permitted by Applicable Law, the act of creating the Secured Obligations, or any part thereof, is ultra vires, or the officers, partners, or trustees creating same acted in excess of their authority, or for any other reason; (ix) if any payment by any party obligated with respect thereto is held to constitute a preference under Applicable Laws or for any other reason Collateral Agent or any Secured Party is required to refund such payment or pay the amount thereof to someone else; or (x) ANY OTHER ACT OR FAILURE TO ACT OR ANY OTHER EVENT OR CIRCUMSTANCE THAT (a) VARIES THE RISK OF GRANTORS UNDER THIS SECURITY AGREEMENT OR (b) BUT FOR THE PROVISIONS HEREOF, WOULD, AS A MATTER OF APPLICABLE LAW OR EQUITY, OPERATE TO REDUCE, LIMIT OR TERMINATE THE OBLIGATIONS OF GRANTORS HEREUNDER OR DISCHARGE GRANTORS FROM ANY OBLIGATION HEREUNDER.

6.4. Subordination of Certain Claims. Any and all rights and claims of Grantors against Borrower or against any other Person or property, arising by reason of any payment by any Grantors to any Secured Party pursuant to the provisions, or in respect, of this Security Agreement shall be subordinate, junior and subject in right of payment to the prior payment in full in cash of all Secured Obligations, and until such time, Grantors defer all rights of subrogation, contribution, or any similar right and until such time agree not to enforce any such right or remedy Grantors may now or hereafter have against Borrower, any endorser, or any other Grantor of all or any part of the Secured Obligations and any right to participate in, or benefit from, any security given to Collateral Agent to secure any of the Secured Obligations. All Liens and security interests of Grantors, whether now or hereafter arising and howsoever existing, in assets of Grantors or any assets securing the Secured Obligations shall be and hereby are subordinated to the rights and interests of Collateral Agent and in those assets until the prior final payment in full in cash of all Secured Obligations (other than contingent indemnification obligations). Notwithstanding the foregoing, the Grantors shall not be prevented from paying amounts owing amongst themselves in the ordinary course of their business. If any amount shall be paid to Grantors contrary to the provisions of this Section 6.4 at any time when any of the Secured Obligations shall not have been paid in full in cash, such amount shall be held in trust for the benefit of Collateral Agent and shall forthwith be turned over to Collateral Agent in kind in the form received (duly endorsed if necessary) to be credited and applied against the Secured Obligations, whether matured or unmatured, in accordance with the terms of the Financing Documents.

6.5. Recovered Payments. The Secured Obligations shall be deemed not to have been paid, observed or performed, and Grantors’ obligations under this Security Agreement in respect thereof shall continue and not be discharged, to the extent that any payment, observance, or performance thereof by any Grantor is recovered from or paid over by or for the account of Collateral Agent for any reason, including as a preference or fraudulent transfer or by virtue of any subordination (whether present or future or contractual or otherwise) of the Secured Obligations, whether such recovery or payment over is effected by any judgment, decree or order of any court or governmental agency, by any plan of reorganization or by settlement or compromise by Collateral Agent or Secured Parties (whether or not consented to by Grantors) of any claim for any such recovery or payment over. Each Grantor hereby expressly waives the benefit of any applicable statute of limitations and agrees that it shall be liable hereunder whenever such a recovery or payment over occurs.

6.6. No Waiver. Amendments. To the fullest extent permitted by Applicable Law, Grantor waives (i) any right to require Collateral Agent or any Secured Party to proceed against any other Person, to exhaust its rights in Collateral, or to pursue any other right which Collateral Agent or any Secured Party may have; (ii) with respect to the Secured Obligations, presentment and demand for payment, protest, notice of protest and nonpayment, and notice of the intention to accelerate; and (iii) all rights of marshaling in respect of any and all of the Collateral. No delay or omission of Collateral Agent to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Event of Default, or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. This Security Agreement may not be amended, waived, modified, or changed except as set forth in Section 6.4 of the Intercreditor Agreement and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Security Agreement or afforded by Applicable Law shall be cumulative and all shall be available to Collateral Agent until the Secured Obligations have been paid in full.

6.7. Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.2.3, 4.5, 5.4, 5.6, 5.10, or 5.11, will cause irreparable injury to Collateral Agent and Secured Parties, that Collateral Agent and Secured Parties have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of Collateral Agent or Secured Parties to seek and obtain specific performance of other obligations of such Grantor contained in this Security Agreement, that the covenants of such Grantor contained in the Sections referred to in this Section 6.7 shall be specifically enforceable against such Grantor.

6.8. Survival. All representations and warranties of each Grantor contained in this Security Agreement shall survive the execution and delivery of this Security Agreement. Without prejudice to the survival of any other obligation of each Grantor hereunder, the obligations of each Grantor under Sections 6.9 and 5.15 shall survive termination of this Security Agreement.

6.9. Taxes and Expenses. Any Taxes (including income Taxes but excluding income and franchise taxes of Collateral Agent and Secured Parties) payable or ruled payable by federal or state authority in respect of this Security Agreement shall be paid by each Grantor, together with interest and penalties, if any. Grantors shall jointly and severally reimburse Collateral Agent for any and all reasonable out-of-pocket expenses (including reasonable attorneys’, auditors’ and accountants’ fees) paid or incurred by Collateral Agent in connection with the preparation, execution, delivery, and administration, of this Security Agreement and, subject to any limitations set forth in Section 4.2.1, in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral). In addition, Grantors shall be jointly and severally obligated to pay all of the reasonable costs and expenses incurred by Collateral Agent, including reasonable attorneys’ fees and court costs, in obtaining or liquidating the Collateral, in enforcing payment of the Secured Obligations, or in the prosecution or defense of any action or proceeding by or against Secured Party or any Grantor concerning any matter arising out of or connected with this Security Agreement, any Collateral or the Secured Obligations, including any of the foregoing arising in, arising under or related to a case under any bankruptcy, insolvency, or similar law. Any and all costs and expenses incurred by each Grantor in the performance of actions required pursuant to the terms hereof shall be borne solely by such Grantor.

6.10. Multiple Counterparts. This Security Agreement has been executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of this Security Agreement, it shall not be necessary to produce or account for more than one such counterpart. Any signature delivered by facsimile or electronic mail shall be deemed to be an original signature hereto and shall be admissible into evidence for all purposes.

6.11. Parties Bound; Assignment. This Security Agreement shall be binding on each Grantor and each Grantor’s successors and assigns and shall inure to the benefit of Collateral Agent and Secured Parties and their respective successors and assigns.

6.11.1. Collateral Agent is the agent for each Secured Party, the Security Interest and all rights granted to Collateral Agent hereunder or in connection herewith are for the benefit of each Secured Party, and Collateral Agent may, subject to the terms and conditions of the Intercreditor Agreement, without the joinder of any Secured Party, exercise any and all rights in favor of Collateral Agent or Secured Parties hereunder, including, without limitation, conducting any foreclosure sales hereunder, and executing full or partial releases hereof, amendments or modifications hereto, or consents or waivers hereunder. The rights of each Secured Party vis-à-vis Collateral Agent and each other Secured Party are subject to the Intercreditor Agreement and may (to the extent permitted under the Intercreditor Agreement) be subject to one or more separate agreements between or among such parties, but no Grantor need inquire about any such agreement or be subject to any terms thereof unless such Grantor specifically joins therein; and consequently, except as may be expressly provided therein, no Grantor nor any Grantor’s successors or assigns shall be entitled to any benefits or provisions of any such separate agreements or be entitled to rely upon or raise as a defense, in any manner whatsoever, the failure or refusal of any party thereto to comply with the provisions thereof except to the extent the Borrower’s consent is expressly required under the Intercreditor Agreement to consent to certain amendments thereunder.

6.11.2. No Grantor may, without the prior written consent of Collateral Agent and Secured Parties, assign any of its rights, duties, or obligations hereunder.

6.12. Governing Law. This Security Agreement has been entered into pursuant to Sections 5-1401 and 5-1402 of the New York General Obligations Law and the applicable federal laws of the United States of America. The laws of the State of New York and of the United States of America shall govern the rights and duties of the parties to this Security Agreement and the validity, construction, enforcement, and interpretation of this Security Agreement, except to the extent that the laws of another jurisdiction govern the creation, perfection, validity, or enforcement of Liens under this Security Agreement.

6.13. JURISDICTION; CONSENT TO SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

6.13.1. Each Grantor and each other party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State Court or Federal Court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Security Agreement or the other Collateral Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State Court or, to the extent permitted by law, in such Federal Court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Security Agreement shall affect any right that Collateral Agent or any Secured Party may otherwise have to bring any action or proceeding relating to this Security Agreement or the other Collateral Documents against grantors or their respective properties in the courts of any United States jurisdiction.

6.13.2. Each party hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Security Agreement or the other Collateral Documents in any New York State or Federal Court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

6.13.3. Each Grantor and each other party hereto consents to service of process in the manner provided for notices in Section 6.14.1. Nothing in this Security Agreement will affect the right of any party to this Security Agreement to serve process in any other manner permitted by applicable law.

6.13.4. Each party hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Security Agreement or any other Collateral Document or the transactions contemplated hereby or thereby (whether based on contract, tort or any other theory). Each party hereto (a) certifies that no representative, agent or attorney of any other person has represented, expressly or otherwise, that such other person would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this security agreement and the other collateral documents by, among other things, the mutual waivers and certifications in this Section 6.13.4.

6.14. Notices.

6.14.1. General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed by registered or certified mail, faxed, or delivered to the applicable address, facsimile number, or (subject to Section 6.14.2 below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows (or, as to each party at such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this Section 6.14):

(i) If to any Grantor:

c/o Allied Capital Corporation
1919 Pennsylvania Avenue, N.W.
Washington, DC 20006-3434
Attention: Penni F. Roll, Chief Financial Officer
Telephone/Telecopy: (202) 721-6192

with a copy to:

c/o Allied Capital Corporation
1919 Pennsylvania Avenue, N.W.
Washington, DC 20006-3434
Attention: Alexander D. Fine, Executive Vice President
Telephone/Telecopy: (202) 721-6101

with a further copy to:

(ii)	Dickstein Shapiro LLP 1825 Eye Street, N.W. Washington, D.C. 20006 Attention: Howard S. Jatlow Telecopy: (202) 379-9276 If to Collateral Agent:

U.S. Bank National Association
One Federal Street, Third Floor
Boston, MA 02110

Attention: Ralph J. Creasia, Jr., Vice President
ALLIED CAPITAL LENDERS
Telecopy:(866) 832-3895
Telephone: (617) 603-6517
Email:	ralph.creasia@usbank.com
with a copy to:
Nixon Peabody LLP 100 Summer Street
Boston, MA 02110-2131
Attention: Telecopy: Telephone:	Amelia Charamba, Esq. 866-244-1527 617-345-1041

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Section 6.14.2 below, shall be effective as provided in such Section 6.14.2.

6.14.2. Electronic Communications. Any party hereunder may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the receiving party otherwise prescribes, (a) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (b) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (a) of notification that such notice or communication is available and identifying the website address therefor.

6.15. Non-Liability of Collateral Agent and Secured Parties. None of Collateral Agent or any Secured Party shall have any fiduciary responsibilities to any Grantor; and no provision in this Security Agreement or in any of the other Collateral Documents, and no course of dealing between or among any of the parties hereto, shall be deemed to create any fiduciary duty owing by Collateral Agent or any Secured Party to any other Secured Party, any Grantor, or any Subsidiary of any Grantor. None of Collateral Agent or any Secured Party undertakes any responsibility to any Grantor to review or inform any Grantor of any matter in connection with any phase of any Grantor’s business or operations. Subject to the terms of the Intercreditor Agreement, the Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Grantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Collateral Agent is hereby authorized and directed to execute and deliver the other Collateral Documents to which it is a party and all other documents and instruments delivered in connection therewith on or about the date hereof. In performing under the Collateral Documents, the Collateral Agent shall have all such rights, protections and immunities granted it under the Intercreditor Agreement in respect of the Collateral Documents. Subject to the terms of the Intercreditor Agreement, the Collateral Agent shall have no obligation to perform or exercise any discretionary act.

6.16. Severability of Provisions. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions or affecting the validity or enforceability of such provision in any other jurisdiction.

6.17. Entirety. The rights and obligations of Grantors, Collateral Agent, and the Secured Parties shall be determined solely from written agreements, documents, and instruments, and any prior oral agreements between such parties are superseded by and merged into such writings. This Security Agreement (as amended in writing from time to time) and the other written Financing Documents and Collateral Documents, including, without limitation, the Intercreditor Agreement, executed by any Grantor and, as applicable, any of Collateral Agent or any Secured Party (together with all commitment letters and fee letters only as they relate to the payment of fees after the date hereof) represent the final agreement between Grantors, Collateral Agent, and the Secured Parties, and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements by such parties. There are no unwritten oral agreements between such parties.

6.18. Construction. Collateral Agent and each Grantor acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Security Agreement and the other Collateral Documents with its legal counsel and that this Security Agreement and the other Collateral Documents shall be construed as if jointly drafted by Collateral Agent and Grantors.

6.19. USA Patriot Act. Each of the Secured Parties that is subject to the Act (as hereinafter defined) and Collateral Agent (for itself and not on behalf of any Secured Party) hereby notifies each Grantor that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies Grantors, which information includes the name and address of Grantors and other information that will allow such Collateral Agent or each Secured Party, as applicable, to identify Grantor in accordance with the Act. Each Grantor shall, promptly following a request for information by Collateral Agent or any Secured Party, provide all documentation and other information that Collateral Agent or any such Secured Party requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

6.20. Amendment and Restatement. This Agreement constitutes the entire agreement of the parties with respect to the matters set forth herein and supersedes all prior agreements and understandings; it being expressly understood and agreed that this Agreement is a complete amendment and restatement of that certain Pledge, Assignment and Security Agreement dated as of August 28, 2009 between the Borrower, the Grantors, ACSM, LLC and the Collateral Agent (the “Existing Security Agreement”), the terms and conditions of which have been superseded and replaced in their entirety by the terms and provisions of this Agreement. The parties hereto agree that this Agreement is given as a continuation, modification and extension of the Existing Security Agreement and is not intended to constitute a novation of the Existing Security Agreement.

6.21. Confidentiality.

6.21.1. Collateral Agent will maintain the confidentiality of Confidential Information in accordance with its standard procedures adopted by Collateral Agent to protect confidential information of third parties delivered to Collateral Agent, provided that Collateral Agent may deliver or disclose Confidential Information to (i) its Affiliates and to its and their directors, trustees, officers, employees, agents and attorneys (to the extent such disclosure reasonably relates to the administration of this Security Agreement or the Intercreditor Agreement), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 6.20, (iii) any Secured Party, (iv) any Person that is a prospective assignee of Collateral Agent (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 6.20), (v) any federal or state regulatory authority having jurisdiction over Collateral Agent, or (vi) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to Collateral Agent, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which Collateral Agent is a party or (z) if an Event of Default has occurred and is continuing, to the extent Collateral Agent may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under this Security Agreement, the Intercreditor Agreement, or any other Collateral Document.

6.21.2. For the purposes of this Section 6.20, “Confidential Information” means information delivered to Collateral Agent by or on behalf of Borrower or a Consolidated Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Security Agreement, provided that such term does not include information that (a) was publicly known or otherwise known to Collateral Agent prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by Collateral Agent or any Person acting on Collateral Agent’s behalf, or (c) otherwise becomes known to Collateral Agent other than through disclosure by the Borrower or a Consolidated Subsidiary.

6.22. No Application. Notwithstanding anything herein to the contrary, none of the covenants set forth in this Security Agreement shall be deemed to apply to any rights, remedies, obligations or liabilities of Borrower under or with respect to the Ares Merger Agreement, nor obligate Borrower to take or refrain from taking any action with respect to the Ares Merger Agreement.

[Remainder of Page Intentionally Blank.
Signature Page to Follow.]

IN WITNESS WHEREOF, each Grantor and Collateral Agent have caused this Security Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

GRANTOR:

ALLIED CAPITAL CORPORATION, a Maryland corporation

By:/s/ Penni F. Roll
Name: Penni F. Roll
Title: Chief Financial Officer

A.C. CORPORATION, a Delaware corporation

By:/s/ Penni F. Roll
Name: Penni F. Roll
Title: Chief Financial Officer

ALLIED CAPITAL HOLDINGS LLC, a Delaware limited

liability company

By:/s/ Penni F. Roll
Name: Penni F. Roll
Title: Chief Financial Officer

ALLIED CAPITAL REIT, INC., a Maryland corporation

By:/s/ Penni F. Roll
Name: Penni F. Roll
Title: Chief Financial Officer

ACGP I, LLC, a Delaware limited liability company

By:/s/ Penni F. Roll
Name: Penni F. Roll
Title: Chief Financial Officer

ACKB LLC, a Delaware limited liability company

By:/s/ Penni F. Roll
Name: Penni F. Roll
Title: Chief Financial Officer

AC FINANCE LLC, a Delaware limited liability company

By:/s/ Penni F. Roll
Name: Penni F. Roll
Title: Chief Financial Officer

A.C. MANAGEMENT SERVICES, LLC, a Delaware limited

liability company

By:/s/ Penni F. Roll
Name: Penni F. Roll
Title: Chief Financial Officer

ALLIED CAPITAL PROPERTY LLC, a Delaware limited

liability company

By:/s/ Penni F. Roll
Name: Penni F. Roll
Title: Chief Financial Officer

AMP ADMIN LLC, a Delaware limited liability company

By:/s/ Penni F. Roll
Name: Penni F. Roll
Title: Chief Financial Officer

COLLATERAL AGENT:

U.S. BANK NATIONAL ASSOCIATION, a national banking

association, solely in its capacity as Collateral Agent

By: /s/ Ralph J. Creasia, Jr.
Name: Ralph J. Creasia, Jr.
Title: Vice President